Exhibit 10.1

THE WEALTHY AND WISE 401(k)

MEP PARTICIPATION AGREEMENT FOR PARTICIPATING

EMPLOYERS

An Employer (also known as a Participating Employer), by executing this MEP Participation Agreement, elects to become a Participating Employer in The Wealthy and Wise 401(k) (“Plan”), to continue participation in the Plan or to cease status as a Participating Employer. The Participating Employer accepts and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by ERISA Wise, LLC, (the Plan Sponsor), except as otherwise provided in this MEP Participation Agreement. The Participating Employer accepts and agrees to be bound by Article 15 of the Plan. The Participating Employer also agrees to the Plan Sponsor's future amendment or termination of the Plan in accordance with Articles 13 of the Plan. [Note: Each Participating Employer must execute a separate Multiple Employer Participation Agreement.]

A.	PARTICIPATING EMPLOYER INFORMATION

a.	Name:	Atlantic Coast Bank

b.	Address:	4655 Salisbury Road, Suite 110
Street

Jacksonville	FLORIDA	32256
City	State	Zip

c.	Telephone: (904) 998-5500 x 6714

d.	Taxpayer Identification Number (TIN): 58-0570960

e.	Fiscal Year: 12/31

B.	EFFECTIVE DATE(S)

a. ☐	NEW PLAN. The Participating Employer's adoption of this Plan constitutes the adoption of a new plan by the Participating Employer, effective as of ________________________________________________________.

b. ☒	RESTATEMENT AND SPECIAL EFFECTIVE DATE. This Participation Agreement is amended effective January 1, 2016.

C.	ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

Contributions and Forfeitures will only be allocated to Participants employed by such Participating Employer. Forfeitures of amounts attributable to a Participating Employer will only be used for the benefit of the Participants of such Participating Employer.

D.	PROFESSIONAL EMPLOYER ORGANIZATION (PEO) - This Plan shall not be for a Professional Employer Organization (PEO).

E.	PARTICIPATING EMPLOYER ELECTIONS

Is the Participating Employer making selections different from the defaults provided in this MEP Participation Agreement?

a. ☐	No (please sign below and disregard pages 2 – 7)

b. ☒	Yes (please sign below and complete Section F, pages 2 through 7, as applicable)

PARTICIPATING EMPLOYER: ATLANTIC COAST BANK

By:	02/02/2016
DATE SIGNED
PLAN SPONSOR: ERISA Wise, LLC

By:
DATE SIGNED

Acceptance by the Trustee (only required if the duties of the Trustee are affected).

☒	The signature of the Trustee appears on a separate agreement.

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F.	THE PARTICIPATING EMPLOYER MAKES THE FOLLOWING ELECTIONS:

1.	CONDITIONS OF ELIGIBILITY (Plan Section 3.01 – 3.03) (If a selection is not made below, “No age or service required” (F.1.a.) shall apply)

Any Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following (select a. or b - d.):

For all Contributions:

a. ☐	No age or service required (If selected, skip to 2. EFFECTIVE DATE OF PARTICIPATION)

b. ☒	3 Months (may not exceed 12) (If selected, skip c. and complete d.)

c. ☐	1 Year of Service (If selected, leave b. blank and complete d.)

d. ☐	Age 18 (may not exceed 21) (You cannot choose this if you have selected a. above)

AND, the service and/or age requirements specified above shall be waived in accordance with the following (leave blank if there are no waivers of conditions): Applies to New Plans only (B.a. above is selected) and F.1.a. is not selected.

e.	If employed on __________________________the following requirements will be waived. The waiver applies to any Eligible Employee. Such Employees shall enter the Plan as of such date (select 1. and/or 2.):

1. ☐	service requirement (will let part-time Eligible Employees into the Plan)

2. ☐	age requirement

2.	EFFECTIVE DATE OF PARTICIPATION (ENTRY DATE) (If a selection is not made below, 2.a. shall apply)

An Eligible Employee who has satisfied the eligibility requirements will become a Participant in the Plan as of the date selected below:

For all Contributions:

a. ☒	First day of the month coinciding with or next following date requirements met

b. ☐	First day of each calendar quarter coinciding with or next following date requirements met

3.	VESTING OF PARTICIPANT'S INTEREST (Article 6) (If a selection is not made below, “100% vesting” (3.a.) shall be imposed)

a. ☒	100% vesting. Participants are 100% vested in Participating Employer profit sharing contributions and Matching Contributions upon entering the Plan.

b. ☐	The following vesting schedule, based on a Participant's Years of Service (or Periods of Service if the Elapsed Time method is selected), applies to Participating Employer profit sharing contributions and Matching Contributions:

1. ☐	6 Year Graded: 0-1 year-0%; 2 years-20%; 3 years-40%; 4 years-60%; 5 years-80% ; 6 years-100%
2. ☐	4 Year Graded: 1 year-25%; 2 years-50%; 3 years-75%; 4 years-100%
3. ☐	3 Year Cliff: 0-2 years-0%; 3 years-100%

4.	AUTOMATIC ENROLLMENT. Shall Participants who do not affirmatively elect to receive cash or have a specified amount of Compensation contributed to the Plan automatically have Compensation deferred as provided in Plan Section 4.01(g)? (If a selection is not made below, 4.a. shall apply)

a. ☒	No (skip to item 5)

b. ☐	Yes, this Plan includes (select one)::

1. ☐	A traditional Automatic Contribution Arrangement (not an Eligible Automatic Contribution Arrangement (EACA) or a Qualified Automatic Contribution Arrangement (QACA))

2. ☐	An Eligible Automatic Contribution Arrangement (EACA) but not a Qualified Automatic Contribution Arrangement (QACA)

3. ☐	A Qualified Automatic Contribution Arrangement (QACA) (a QACA, by definition, satisfies the requirements of an Eligible Automotive Contribution Arrangement (EACA))

c.	Participants subject to the automatic deferral provisions. The automatic deferral provisions apply to Employees who become Participants on or after the effective date of the automatic deferral provisions, except as otherwise provided herein.

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Application to existing Participants. For Employees who became Participants prior to the effective date of the automatic deferral provisions (if an EACA and not a QACA, see the Note below; skip if new Plan):

1. ☐	Provisions do not apply to existing Participants (may not be selected with QACA)
2. ☐	Provisions apply to existing Participants in accordance with the following (select one):
A. ☐	All Participants. All Participants, regardless of any prior Salary Deferral election.
B. ☐	Affirmative election of at least automatic deferral amount. All Participants, except those who have an affirmative election in effect on the effective date of the automatic deferral provisions that is at least equal to the automatic deferral amount and except as otherwise provided below with respect to the escalation of deferral provisions.
C. ☐	No existing affirmative election. All Participants, except those who have an affirmative election in effect on the effective date of the automatic deferral provisions and except as otherwise provided below with respect to the escalation of deferral provisions.

NOTE:	If an EACA and not a QACA and c.1. above is selected (i.e., EACA does not apply to existing Participants), then the six–month period for relief from the excise tax under Code §4979(f)(1) will not apply. In addition, effective for Plan Years beginning on or after January 1, 2010, the six–month period for relief from the excise tax will only apply if all HCEs and NHCEs are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are Eligible Employees under the Plan within the Meaning of Code §410(b)).

d.	Automatic deferral amount. Unless a Participant makes an affirmative election, the Employer will withhold the following automatic deferral amount (only select one):
1. ☐	________ % of Compensation for each payroll period (if a QACA, must not be more than 10% and may not \ be less than 3%)
2. ☐	$_______ for each payroll period (may not be selected if a QACA or EACA)
3. ☐	QACA statutory minimum schedule (may select even if Plan is not a QACA).

NOTE: The QACA statutory minimum schedule for this Plan will be 1–2 years–3%; 3 years–4%; 4 years–5%; 5 or more–6%.

e.	EACA elections (skip if NOT a QACA or EACA)

Permissible withdrawals. Does the Plan permit Participant permissible withdrawals (as described in Plan Section 4.01(g)(4)(D)) within 90 days (or less) of first automatic deferral?

1. ☐	No
2. ☐	Yes, within 90 days of first automatic deferral

5.	MATCHING AND 401(k) SAFE HARBOR PROVISIONS (If a selection is not made below, the following shall apply: 5.a.) Note all plans may make a discretionary match and profit sharing contribution.

  NOTE: If the Participating Employer wants the discretion to determine whether the provisions will apply on a year- by-year basis, then the Participating Employer may either select 5.a. (No) OR 5.b. and option 5.d.2.

a. ☐	No, the plan will not be a safe harbor plan however a discretionary match may be made. (If selected skip to Question 6)

b. ☒	Yes, the plan will be a safe harbor plan and both the ADP and ACP test safe harbor provisions will be used.

THE PARTICIPATING EMPLOYER WILL MAKE THE FOLLOWING ADP TEST SAFE HARBOR CONTRIBUTION FOR THE PLAN YEAR:

NOTE: The ACP test safe harbor is automatically satisfied if the only matching contribution made to the Plan is either (c.1.) a Basic Matching Contribution or (c.2.) an Enhanced Matching Contribution that does not provide a match on Elective Deferrals in excess of 6% of Compensation.

c. ☒	Safe Harbor Matching Contribution (select 1. or 2.)

1. ☒	Basic Matching Contribution. The Participating Employer will make matching contributions to the account of each "eligible Participant" in an amount equal to the sum of 100% of the amount of the Participant's Elective Deferrals that do not exceed 3% of the Participant's Compensation, plus 50% of the amount of the Participant's Elective Deferrals that exceed 3% of the Participant's Compensation but do not exceed 5% of the Participant's Compensation.

2. ☐	Enhanced Matching Contribution. The Participating Employer will make matching contributions to the account of each "eligible Participant" in an amount equal to the sum of:
a. ☐	100% (may not be less than 100%) of the Participant's Elective Deferrals that do not exceed

____% (may not be less than 4%, and not more than 6%)

d. ☐	Safe Harbor Contributions Note: do not complete this is c.1. or c.2. above are selected.

1. ☐	Fixed. The Participating Employer will make a Safe Harbor Contribution to the account of each "eligible Participant" in an amount equal to_______% (may not be less than 3%) of the Employee's Compensation for the Plan Year.

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SPECIAL EFFECTIVE DATE OF ADP AND ACP TEST SAFE HARBOR PROVISIONS (For New 401(k) Plans)

e. ☐	N/A.

f. ☐	The ADP and ACP test safe harbor provisions are effective for Plan Years beginning on or after:

(enter the first day of the Plan Year for which the provisions are effective and, if necessary, enter any other special effective dates that apply with respect to the provisions).

6.	PROFIT SHARING ALLOCATION (Plan Section 4.03(c)) (If a selection is not made below, 6.a. shall apply.)

a. ☒	Non-integrated in the ratio that the Compensation of each Participant bears to the total Compensation of all Participants.

b. ☐	Integrated.

c. ☐	Cross Tested (New Comparability) (If selected, the Allocation Groups shall be described below on the basis of the Participants’ employment status or other classification. At the time the discretionary non-elective contribution is made to the Plan, the Participating Employer shall designate the portion of the non-elective contribution to be allocated to each Allocation Group)

Allocation Groups for Cross Tested Formula:

Allocation Group 1:

Allocation Group 2:

7.	LOANS TO PARTICIPANTS (Plan Section 8.05) (If a selection is not made below, “Loans are permitted” (b.) will apply)

a. ☐	Loans are NOT permitted.

b. ☒	Loans are permitted.

8.	HARDSHIP DISTRIBUTION (Plan Section 8.06) (If a selection is not made below, “Hardship Withdrawals are permitted” (b.) will apply)

a. ☐	Hardship Distributions are NOT permitted.

b. ☒	Hardship Distributions are permitted.

All prior discretionary matching contributions are accelerated to an immediate 100% vesting schedule for corresponding participants.

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The Wealthy and Wise 401(K) Plan

Established as of January 1, 2014

Amended and Restated as of January 1, 2015

Copyright 2002-2015

The Wealthy and Wise 401(K) Plan

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PREAMBLE

WHEREAS, ERISA Wise, LLC, a California Limited Liability Company (the "Plan Sponsor"), adopted a qualified retirement plan for the benefit of Eligible Employees of Participating Employers, effective January 1, 2014;

NOW, THEREFORE, the Plan Sponsor hereby amends and restates The Wealthy and Wise 401(k) Plan, effective as of January 1, 2015 (except as otherwise noted) pursuant to the following provisions:

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ARTICLE 1 INTRODUCTION

ARTICLE 1

INTRODUCTION

Section 1.01         PLAN

The Plan Sponsor hereby amends and restates this Plan, effective January 1, 2015. This document is intended to qualify as a tax-exempt "Plan" under Code sections 401(a) and 501(a), respectively and is intended to be a multiple employer plan described in Code Section 413(c) covering Eligible Employees of unrelated Employers who execute the MEP Participation Agreement.

Section 1.02         APPLICATION OF AMENDED AND RESTATED PLAN

Except as otherwise specifically provided herein, the provisions of this amended and restated Plan shall apply to those individuals who are Eligible Employees of the Participating Employer on or after January 1, 2015. Except as otherwise specifically provided for herein, the rights and benefits, if any, of former Eligible Employees of the Participating Employer whose employment terminated prior to January 1, 2015, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

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ARTICLE 2 DEFINITIONS

ARTICLE 2

DEFINITIONS

"Account" means the balance of a Participant's interest in the Trust Fund as of the applicable date as adjusted pursuant to Article 9. "Account" or "Accounts" shall include, for any Participant, an Elective Deferral Account, Pre-tax Elective Deferral Account, Roth Elective Deferral Account, In-Plan Roth Rollover Account, Matching Contribution Account (and a Qualified Matching Contribution Account, if necessary), Profit Sharing Contribution Account, Rollover Contribution Account, Qualified Non-Elective Contribution Account, Transfer Account and such other Account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.

"Actual Contribution Ratio" means the ratio (expressed as a percentage) of Matching Contributions and Voluntary Contributions for a Participant for the Plan Year to the Participant's Section 414(s) Compensation for such year.

A Matching Contribution shall be considered "for the Plan Year" only if (a) it is made on account of the Participant's Elective Deferral/Voluntary Contribution for that Plan Year, (b) it is allocated to his Matching Contribution Account during such Plan Year, and (c) it is paid to the Trust Fund by the last day of the 12th month after the end of such Plan Year.

Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. For purposes of the preceding sentence, an amount withheld from an Employee's pay (or a payment by the Employee to an agent of the Plan) is treated as contributed at the time of such withholding (or payment) if the funds paid are transmitted to the Trust Fund within a reasonable period after the withholding (or payment). For purposes of determining the Actual Contribution Ratio, Elective Deferrals recharacterized pursuant to Section 5.04 shall be treated as a Voluntary Contribution.

Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions shall be counted in the Actual Contribution Ratio only if they meet the requirements of Section 5.03(b). The Actual Contribution Ratio of a Participant who does not receive a Matching Contribution or make a Voluntary Contribution shall be zero.

Notwithstanding the foregoing, if the Plan is automatically deemed to meet the nondiscrimination requirements of Section 5.02 with respect to Matching Contributions, the Actual Contribution Ratio shall be determined solely with respect to Voluntary Contributions. A Participant's Actual Contribution Ratio shall not include: (a) contributions treated as disproportionate within the meaning of Section 5.03(f); (b) additional contributions made pursuant to Code section 414(u) by reason of a Participant's Qualified Military Service for the Plan Year for which the contributions are made, or for any other Plan Year; or (c) Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions.

"Actual Deferral Ratio" means the ratio (expressed as a percentage) of Elective Deferrals made on behalf of a Participant for the Plan Year to the Participant's Section 414(s) Compensation for that year.

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ARTICLE 2 DEFINITIONS

An Elective Deferral shall be considered "for the Plan Year" only if the Elective Deferral is allocated to the Participant's Account under the Plan as of a date within that year. For purposes of this rule, an Elective Deferral is considered allocated as of a date within a year only if: (a) the allocation is not contingent on the Participant's participation in the Plan or performance of services on any date subsequent to that date; (b) the Elective Deferral is actually paid to the Trust Fund no later than the end of the 12-month period immediately following the year to which the contribution relates; and (c) the Elective Deferral relates to Compensation that would have been received by the Participant in the year but for the Participant's election to defer under the arrangement. Qualified Non-Elective Contributions and Qualified Matching Contributions shall be counted in the Actual Deferral Ratio only if they meet the requirements of Section 5.03(b).

The Actual Deferral Ratio of a Participant who is eligible but does not make an Elective Deferral and, if applicable, who does not receive an allocation of Qualified Non-Elective Contributions and Qualified Matching Contributions shall be zero. A Participant's Actual Deferral Ratio shall not include: (a) contributions treated as disproportionate within the meaning of Section 5.03(f); (b) a Nonhighly Compensated Employee's Excess Elective Deferrals; (c) Elective Deferrals treated as Catch-up Contributions for the Plan Year for which the contributions were made or for any other Plan Year; (d) additional Elective Deferrals made pursuant to Code section 414(u) by reason of a Participant's Qualified Military Service for the Plan Year for which the contributions are made, or for any other Plan Year; or (e) to the extent necessary to demonstrate satisfaction of the requirement of Treas. Reg. section 1.401(m)-2(a)(6)(ii), Elective Deferrals taken into account for the actual contribution percentage test under Treas. Reg. section 1.401(m)-2(a)(6).

"Alternate Payee" means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations Order.

"Annual Addition" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(a)          Participating Employer contributions allocated to a Participant's Account, including Elective Deferrals, Matching Contributions, Profit Sharing Contributions and Qualified Non-Elective Contributions. Participating Employer contributions shall also include Excess Elective Deferrals, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year;

(b)          forfeitures;

(c)          amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(d)          amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate Account of a Key Employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and

(e)          allocations under a simplified employee pension plan.

Notwithstanding the foregoing, an Annual Addition shall not include a restorative payment within the meaning of IRS Revenue Ruling 2002-45 and any superseding guidance.

"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

"Average Contribution Percentage" means the average (expressed as a percentage) of the Actual Contribution Ratios of the Participants in a specified group.

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ARTICLE 2 DEFINITIONS

"Average Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Ratios of the Participants in a specified group.

"Beneficiary" means the person(s) entitled to receive benefits, under Section 7.04 of the Plan, upon the Participant's death.

"Board" means the Board of Directors or similar governing body of the Participating Employer.

"Catch-up Contribution" means the contribution described in Section 5.01(d).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Compensation" means wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.

Compensation shall include:

Compensation shall include other compensation paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Participating Employer or (b) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Participating Employer if: (1) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (2) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Participating Employer.

The exclusions from Compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Participating Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Participating Employer rather than entering Qualified Military Service.

To the extent provided in the Plan, Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

For purposes of Elective Deferrals, Matching Contributions and Non-Elective Contributions, Compensation shall also include any amount which is contributed by the Participating Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457.

Pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, differential wage payments shall be treated as Compensation.

Compensation will not be determined using Post Year End Compensation.

Compensation shall exclude:

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ARTICLE 2 DEFINITIONS

For purposes of Matching Contributions and Non-Elective Contributions, Compensation shall include only that Compensation which is actually paid to a Participant by the Participating Employer during that part of the Plan Year the Participant is eligible to participate in the Plan. For all other purposes, Compensation shall include Compensation which is paid to the Participant by the Participating Employer during the Plan Year or such other period used to determine Compensation for allocation purposes.

Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual covered under the Plan, Compensation shall mean Earned Income.

For any Plan Year, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

"Determination Date" means the last day of the preceding Plan Year.

"Disabled" or "Disability" means the determination by the Social Security Administration that the Participant is eligible to receive disability benefits under the Social Security Act. The determination of Disability shall be made by the Plan Administrator.

"Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

"Effective Date" means January 1, 2015; provided, however, that when a provision of the Plan states an effective date other than January 1, 2015, such stated specific effective date shall apply as to that provision. The Plan is an amendment and restatement of a Plan that was originally effective January 1, 2014.

"Elective Deferral" means an Employee contribution made to the Plan as a Pre-tax Elective Deferral or a Roth Elective Deferral pursuant to Article 4 of the Plan.

"Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Elective Deferrals (and corresponding earnings) made to the Plan. Except as expressly provided elsewhere in the Plan, the Elective Deferral Account shall also include Catch-up Contributions described in Section 5.01 of the Plan.

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ARTICLE 2 DEFINITIONS

"Eligibility Computation Period" means a 12-consecutive month period beginning with an Employee's Employment Commencement Date; provided however, his succeeding Eligibility Computation Period for such purpose will switch to the Plan Year, beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date. An Employee who is credited with a Year of Eligibility Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Eligibility Service.

"Eligible Employee" means any Employee employed by the Participating Employer, subject to the following modifications and exclusions:

For purposes of Elective Deferrals, Matching Contributions and Profit Sharing Contributions, the term "Eligible Employee" shall exclude any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.

For purposes of Elective Deferrals, Matching Contributions and Profit Sharing Contributions, the term "Eligible Employee" shall not include any Leased Employees.

For purposes of Elective Deferrals, Matching Contributions and Profit Sharing Contributions, the term "Eligible Employee" shall not include any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) that constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).

If an individual is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Participating Employer is required to reclassify such individual as an Employee as a result of such reclassification or determination (including any reclassification by the Participating Employer in settlement of any claim or action relating to such individual's employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.

In addition, an individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until such time as the Plan Sponsor specifically authorizes such participation.

"Employee" means any individual who is employed by the Employer, including a Self-Employed Individual. The term "Employee" includes any Leased Employee of the Employer. No Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term "Employee" shall not include a person who is classified by the Employer as an independent contractor or a person (other than a Self-Employed Individual) who is not treated as an employee for purposes of withholding federal employment taxes.

"Employer" means the Participating Employer or any other employer required to be aggregated with the Participating Employer under Code sections 414(b), (c), (m) or (o) and the regulations thereunder provided however, that “Employer” shall not include any entity or unincorporated trade or business prior to the date on which such entity, trade or business satisfies the affiliation or control tests described above. In identifying "Employer" for purposes of Section 5.05, the definition in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

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ARTICLE 2 DEFINITIONS

"Employment Commencement Date" means the first date on which the Eligible Employee performs an Hour of Service.

“Entry Date” means the date specified in the MEP Participation Agreement at Section F.2.

"ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.

"Excess Elective Deferral" means Elective Deferrals made in excess of the limit described in Section 5.01.

"Highly Compensated Employee" means, effective for Plan Years beginning after December 31, 1996, any Employee who during the Plan Year performs services for the Employer and who:

(a)          was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(b)          during the calendar year beginning with or within the preceding Plan Year received Statutory Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted).

The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.

The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.

"Hour of Service" means:

(a)          Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

(b)          Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 and any superseding guidance which is incorporated herein by this reference.

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

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ARTICLE 2 DEFINITIONS

Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (b) in all other cases, in the following computation period.

If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment with such groups during the time the Employer is a member of the applicable group. Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

Service with respect to Qualified Military Service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.

Notwithstanding the foregoing, for determining service under the elapsed time method, an Hour of Service means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

"In-Plan Roth Rollover" means an Employee contribution made to the Plan as a rollover from another Account in the Plan pursuant to Section 4.05(b).

"In-Plan Roth Rollover Account" means so much of a Participant's Account as consists of a Participant's In-Plan Roth Rollover contributions (and corresponding earnings) made to the Plan.

"Investment Fiduciary" means the person(s) designated pursuant to Section 12.02. The fiduciary shall be subject to standards of conduct as prescribed under ERISA.

"Investment Funds" means the funds in which the Trust Fund is invested.

"Investment Manager" means an investment manager as described in section 3(38) of ERISA.

"Key Employee" means for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer having an annual Statutory Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a More Than 5% Owner of the Employer, or a 1% owner of the Employer having Statutory Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

8

ARTICLE 2 DEFINITIONS

"Leased Employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person shall not be considered a Leased Employee if: (a) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457; (2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the Employer's nonhighly compensated work force.

"Limitation Year" means the Plan Year for purposes of determining Annual Additions limits pursuant to Article 5. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

"Matched Employee Contribution" means a Participant's Pre-tax Elective Deferrals, Catch-up Contributions and Roth Elective Deferrals.

"Matching Contribution" means an Employer Matching Contribution made to the Plan on behalf of the Participant pursuant to Article 4 of the Plan.

"Matching Contribution Account" means so much of a Participant's Account as consists of Matching Contributions (and corresponding earnings) made to the Plan.

"More Than 5% Owner" means any person who (a) owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, (b) in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. For purposes of Section 7.05, a Participant is treated as a More Than 5% Owner if such Participant is a More Than 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 and shall continue to be considered a More Than 5% Owner (and distributions must continue under Section 7.05) even if the Participant ceases to be a 5% owner in a subsequent year.

"Non-Key Employee" means any Employee or former Employee who is not a Key Employee.

"Non-Elective Contribution" means a Profit Sharing Contribution, a Qualified Non-Elective Contribution and a minimum allocation made pursuant to Article 11.

"Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

"Normal Retirement Age" means attainment of age 65.

"Normal Retirement Date" means the date the Participant attains Normal Retirement Age.

9

ARTICLE 2 DEFINITIONS

"One-Year Break in Service" means, for purposes of determining eligibility service, an Eligibility Computation Period or, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.

"Participant" means an Eligible Employee who participates in the Plan in accordance with Articles 3 and 4.

"Participating Employer" means an entity that completes a MEP Participant Agreement as approved by the Plan Sponsor.

"Permissive Aggregation Group" means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

"Plan" means The Wealthy and Wise 401(k) Plan, as set forth in this instrument and any amendments or supplements thereto.

"Plan Administrator" means the person(s) designated pursuant to Section 12.01 of the Plan. The Plan Administrator shall also be the named fiduciary within the meaning of ERISA section 402.

"Plan Sponsor" means ERISA Wise, LLC and any successor thereto.

"Plan Year" means the 12-consecutive month period ending on each December 31st.

"Post Year End Compensation" means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (a) these amounts are paid during the first few weeks of the next year; (b) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (c) no compensation is included in more than one year.

"Pre-tax Elective Deferral" means Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

"Pre-tax Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Pre-tax Elective Deferrals (and corresponding earnings) made to the Plan.

"Present Value" means a benefit in a defined benefit plan of equivalent value.

"Profit Sharing Contribution" means a contribution made by the Participating Employer that is allocated to a Participant's Profit Sharing Contribution Account pursuant to Article 4.

"Profit Sharing Contribution Account" means so much of a Participant's Account as consists of Profit Sharing Contributions (and corresponding earnings) made to the Plan.

"Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a "qualified domestic relations order" within the meaning of Code section 414(p).

"Qualified Matching Contribution" means a Matching Contribution made by the Participating Employer pursuant to Section 4.04.

10

ARTICLE 2 DEFINITIONS

"Qualified Military Service" means qualified military service as defined in Code section 414(u).

"Qualified Non-Elective Contribution" means a Non-Elective Contribution made by the Participating Employer pursuant to Article 4.

"Qualified Non-Elective Contribution Account" means so much of a Participant's Account as consists of Qualified Non-Elective Contributions (and corresponding earnings) made to the Plan.

"Qualified Optional Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity that is equal to the applicable percentage of the amount of the annuity that is payable during the joint lives of the Participant and the spouse, and that is the actuarial equivalent of a single life annuity for the life of the Participant. The survivor percentage of the Qualified Optional Survivor Annuity shall be determined in accordance with the following:

(a)          If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is less than 75%, then the Plan's Qualified Optional Survivor Annuity shall be 75%.

(b)          If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is greater than or equal to 75%, then the Plan's Qualified Optional Survivor Annuity shall be 50%.

(c)          If the Plan does not provide for a specific Qualified Joint and Survivor Annuity survivor annuity percentage, then the Qualified Joint and Survivor Annuity survivor annuity percentage shall be 50% and the Qualified Optional Survivor Annuity survivor annuity percentage shall be 75%.

"Required Aggregation Group" means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or 410.

"Required Beginning Date" means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires, except that benefit distributions to a More Than 5% Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

"Rollover Contribution" means an Employee contribution made to the Plan as a rollover from another eligible retirement plan or individual retirement account pursuant to Article 4 of the Plan.

"Rollover Contribution Account" means so much of a Participant's Account as consists of a Participant's Rollover Contributions (and corresponding earnings) made to the Plan.

"Roth Elective Deferral" means an Elective Deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Pre-tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and (b) treated by the Participating Employer as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Except as otherwise provided, Roth Elective Deferrals shall be subject to the same conditions and limitations as apply to Elective Deferrals.

11

ARTICLE 2 DEFINITIONS

"Roth Elective Deferral Account" means so much of a Participant's Account as consists of a Participant's Roth Elective Deferrals (and corresponding earnings) made to the Plan. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's Roth Elective Deferral Account.

"Section 414(s) Compensation" means compensation as defined in Code section 414(s) and Treas. Reg. section 1.414(s)-1. The period used to determine an Employee's compensation for a Plan Year must be either the Plan Year or the calendar year ending within the Plan Year. Whichever period is selected by the Plan Administrator must be applied uniformly to determine the compensation of every Eligible Employee under the Plan for that Plan Year. The Plan Administrator may, however, limit the period taken into account under either method to that portion of the Plan Year or calendar year in which the Employee was an Eligible Employee, provided that this limit is applied uniformly to all Eligible Employees under the Plan for the Plan Year. In the case of a Highly Compensated Employee whose Actual Deferral Ratio is determined under Treas. Reg. section 1.401(k)-2(a)(3)(ii), period of participation includes periods under another plan for which Elective Deferrals are aggregated under Treas. Reg. section 1.401(k)-2(a)(3)(ii). Section 414(s) Compensation shall be limited by any dollar limits described in Code section 401(a)(17) applicable under the definition of Compensation. The Plan Administrator may include Post Severance Compensation and/or determine Section 414(s) Compensation using Post Year End Compensation.

"Self-Employed Individual" means any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year. An individual shall not be a Self-Employed Individual unless he or she is also an owner of the Participating Employer.

"Statutory Compensation" means wages within the meaning of Code section 3401(a) and all other payments of Compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Statutory Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual, Statutory Compensation shall mean Earned Income.

Statutory Compensation shall include any amount which is contributed by the Participating Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. Statutory Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Code section 125 compensation). An amount will be treated as an amount under Code section 125 only if the Participating Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

Statutory Compensation shall include other compensation paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Participating Employer or (b) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Participating Employer if: (1) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (2) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Participating Employer.

12

ARTICLE 2 DEFINITIONS

The exclusions from Compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Participating Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Participating Employer rather than entering Qualified Military Service.

To the extent provided in the Plan, Statutory Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Statutory Compensation shall include differential military pay (as defined in Code section 3401(h)(2)).

Statutory Compensation will not be determined using Post Year End Compensation.

Back pay (as defined in Treas. Reg. section 1.415(c)-2(g)(8)) shall be treated as Statutory Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

Notwithstanding any other provision hereof to the contrary, the annual Statutory Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $200,000, (as adjusted under Code section 401(a)(17) for such year). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.

"Termination" and "Termination of Employment" means any absence from service that ends the employment of the Employee with the Employer.

"Top-Heavy" means a Plan that for any Plan Year beginning after 1983 meets the definition in Section 11.01.

"Top-Heavy Ratio" means:

(a)          If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s), including any part of any Account balance distributed in the one-year period ending on the Determination Date(s) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability), and the denominator of which is the sum of all Account balances including any part of any Account balance distributed in the 1-year period ending on the Determination Date(s) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

13

ARTICLE 2 DEFINITIONS

(b)          If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.

(c)          For purposes of (a) and (b) above the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (1) who is a Non-Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, in-service withdrawals, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Non-Key Employee shall be determined under: (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

"Transfer Account" means so much of a Participant's Account as consists of amounts transferred from another eligible retirement plan (and corresponding earnings) pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.

"Trust" means the agreement contained in Article 10.

"Trust Fund" means all of the assets of the Plan held by the Trustee or held by an insurance Participating Employer pursuant to section 403 of ERISA.

"Trustee" means ERISA Wise, LLC, and any successor thereto.

"Valuation Date" means the last day of each Plan quarter. Notwithstanding anything in the Plan to the contrary and in the event that there is to be a distribution, transfer of assets and/or division of assets from the Plan, the Plan Administrator may in its sole discretion declare a special Valuation Date, but only for that portion of the Plan that is not daily-valued to protect the interests of Participants in the Plan or the Participant receiving the distribution.

14

ARTICLE 2 DEFINITIONS

"Vesting Computation Period" means, for purposes of determining Years of Vesting Service, the calendar year.

"Voluntary Contribution" means an Employee contribution made to the Plan on an after-tax basis. Voluntary Contributions are not permitted in this Plan. The term Voluntary Contribution shall not include Roth Elective Deferrals.

"Year of Eligibility Service" means the following:

With respect to eligibility to make Elective Deferral and to receive Matching Contributions and Profit Sharing Contributions, Year of Eligibility Service means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

If the Plan provides for fractional Years of Eligibility Service, an Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided that the individual is an Eligible Employee on the applicable Entry Date.

All eligibility service with the Employer is taken into account.

Year of Eligibility Service may be modified by a Participating Employer pursuant to Section F.1. of a duly signed and approved MEP Participation Agreement.

"Year of Vesting Service" means a Vesting Computation Period during which an Employee completes at least 1,000 Hours of Service.

All Years of Vesting Service with the Employer are taken into account except that for an Employee who has five consecutive One-Year Breaks in Service and except to the extent provided in Article 6, all periods of service after such breaks in service shall be disregarded for the purpose of vesting the Employee's Employer-derived Account balance that accrued before such breaks in service, but except as otherwise expressly provided, both the service before and after such breaks in service shall count for purposes of vesting the Employee's Employer-derived Account balance that accrues after such breaks in service pursuant to Article 6.

Notwithstanding the foregoing, the following service shall not be taken into account in determining Years of Vesting Service:

Predecessor Service. Years of Vesting Service before the Employer maintained this Plan or a predecessor plan will not be taken into account in computing vesting service.

15

ARTICLE 3 PARTICIPATION

ARTICLE 3

PARTICIPATION

Section 3.01         ELECTIVE DEFERRALS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Elective Deferrals on or before the Effective Date shall be a Participant eligible to make Elective Deferrals pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Elective Deferrals on or before the Effective Date, shall become a Participant eligible to make Elective Deferrals on the Entry Date coincident with or next following the date he satisfies the age requirement and completes the service requirement designated in Section F.1. of the MEP Participation Agreement; provided that he is an Eligible Employee on such date.

Section 3.02         MATCHING CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Matching Contributions on or before the Effective Date shall be a Participant eligible to receive Matching Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Matching Contributions on or before the Effective Date, shall become a Participant eligible to receive Matching Contributions on the Entry Date coincident with or next following the date he satisfies the age requirement and completes the service requirement designated in Section F.1. of the MEP Participation Agreement; provided that he is an Eligible Employee on such date.

Section 3.03         PROFIT SHARING CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Profit Sharing Contributions on or before the Effective Date shall be a Participant eligible to receive Profit Sharing Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Profit Sharing Contributions on or before the Effective Date, shall become a Participant eligible to receive Profit Sharing Contributions on the Entry Date coincident with or next following the date he satisfies the age requirement and completes the service requirement designated in Section F.1. of the MEP Participation Agreement; provided that he is an Eligible Employee on such date.

Section 3.04         TRANSFERS

If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.

16

ARTICLE 3 PARTICIPATION

Section 3.05         TERMINATION AND REHIRES

If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant; except as provided in Article 4) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3, including passing an Entry Date, before his Termination date, and who is subsequently reemployed by the Participating Employer as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Participating Employer as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.

Section 3.06         LIMITATIONS ON EXCLUSIONS

(a)          Exclusions. Any Employee exclusion in the Plan document shall not be valid to the extent that such exclusion results in only Nonhighly Compensated Employees participating with the lowest amount of Compensation and/or lowest amount of service so that the Plan still meets the coverage requirements of Code section 410(b).

(b)          Coverage. The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

(c)          A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a). Notwithstanding any provision of the Plan to the contrary, no Participant shall earn an allocation hereunder except as provided under the terms of the Plan as in effect on the last day of the Plan Year after giving effect to all retroactive amendments that may be permitted under applicable Internal Revenue Service procedures and other applicable law; including, without limitation, any amendment permitted under Treas. Reg. section 1.401(a)(4)-11.

(d)          Eligibility Waiver. The Participating Employer may waive any of the Eligibility requirements to participate in the Plan with respect to Profit Sharing Contributions for an Employee who does not otherwise satisfy such requirements for purposes of the Participating Employer satisfying the minimum allocation gateway requirement of Treasury Reg. sections 1.401(a)(4)-8(b)(1)(vi) or 1.401(a)(4)-9(b)(2)(v)(D). However, in order to qualify for the waiver of the previous sentence, the Employee must also be: (1) a Nonhighly Compensated Employee, and (2) eligible for a non-elective allocation other than Profit Sharing Contributions (including, but not limited to, a Top-Heavy minimum or a 401(k) safe harbor non-elective allocation) that is taken into account in determining whether the Plan satisfies the nondiscrimination requirements of Code section 401(a)(4) with respect to Non-Elective Contributions.

Section 3.07         PROCEDURES FOR ADMISSION

The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to enroll a Participant in the Plan or to effectuate any Participant elections made pursuant to this Article 3.

17

ARTICLE 3 PARTICIPATION

Section 3.08         PARTICIPANTS RECEIVING DIFFERENTIAL MILITARY PAY

Pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, a Participant receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as Compensation under the Plan.

18

ARTICLE 4 CONTRIBUTIONS

ARTICLE 4

CONTRIBUTIONS

Section 4.01         ELECTIVE DEFERRALS

(a)          Elections. Each Participant may execute elections pursuant to this Section 4.01 in the form and manner prescribed by the Plan Administrator. The Plan Administrator shall provide each Participant with the forms necessary to elect the amount of Elective Deferrals. An Elective Deferral election shall provide that a Participant may elect to reduce his Compensation by an amount up to 100 percent of his Compensation.

(b)          Modifications. As of the date a Participant first meets the eligibility requirements of Section 3.01, he may elect to contribute to the Plan. Subsequent to that date, a Participant may elect to start, increase, reduce or totally suspend his elections pursuant to this Section 4.01, effective as of each pay period.

(c)          Procedures. A Participant shall make an election described in Subsection (b) in such form and manner as may be prescribed by procedures established by the Plan Administrator. Such procedures may include, but not be limited to: specifying that elections be made at such time in advance as the Plan Administrator may require, allowing, on a nondiscriminatory basis, a Participant to make a separate election as to any bonuses or other special pay and/or requiring elections be made in a dollar amount or percentage of pay. A Participant's election regarding Elective Deferrals may be made only with respect to an amount which the Participant could otherwise elect to receive in cash and which is not currently available to the Participant. The Plan Administrator may allow Participants, on a nondiscriminatory basis, to defer on Compensation actually received after Termination of Employment.

(d)          Reduction in Elections. The Plan Administrator may reduce or totally suspend a Participant's election if the Plan Administrator determines that such election may cause the Plan to fail to satisfy any of the requirements of Article 5.

(e)          Catch-up Contributions. All Participants who are eligible to make Elective Deferrals under this Plan shall be eligible to make Catch-up Contributions pursuant to Section 5.01(d).

(f)          Roth Elective Deferrals. Participants shall be eligible to irrevocably designate some or all of their Elective Deferrals as either Pre-tax Elective Deferrals or Roth Elective Deferrals. However, the Plan Administrator may, on a nondiscriminatory basis, require a Participant to elect all of their Elective Deferrals as either Pre-tax Elective Deferrals or Roth Elective Deferrals. All elections shall be subject to the same election procedures, limits on modifications and other terms and conditions on elections as specified in the Plan.

(g)          Automatic Enrollment. If selected in Section F.4. of the MEP Participation Agreement and upon the initial satisfaction of the eligibility requirements of Article 3 with respect to Elective Deferrals (and at the effective date of the addition of an automatic enrollment feature for current Participants), an Eligible Employee who has not made an Elective Deferral election shall be deemed to have made an Elective Deferral election equal to the Actual Deferral Percentage Test amount selected in the MEP Participant Agreement. Such automatic enrollment shall be subject to the following terms and conditions:

(1)         Within a reasonable period of time before the deemed election takes place the Eligible Employee shall receive a notice that explains the automatic Elective Deferral election, his or her Compensation reduction percentage or amount and the individual's right to elect to have no such Elective Deferrals made to the Plan or to alter the amount of those contributions, including the procedure for exercising that right and the timing for implementation of any such election.

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(2)         The Eligible Employee must have a reasonable opportunity to file an election to receive cash in lieu of Elective Deferrals before such deemed election is made or within 60-days thereafter.

(3)         All Elective Deferrals made under this Subsection (g) shall be designated as Pre-tax Elective Deferrals unless otherwise selected in the MEP Participation Agreement.

(4) Eligible Automatic Contribution Arrangement (EACA). If elected in the MEP Participation Agreement, the Employer shall maintain a Plan with automatic deferral provisions as an Eligible Automatic Contribution Arrangement (EACA). EACA means an automatic contribution arrangement that is intended to comply as such for purposes of Code §414(w) and that therefore complies with the automatic deferral provisions described in the EACA provisions as follows:

(A) Participants subject to EACA. The Employer in its MEP Participation Agreement will elect which Participants are subject to the EACA automatic deferral on the "EACA Effective Date" thereof which may include some or all current Participants or may be limited to those Employees who become Participants after the EACA Effective Date. The "EACA Effective Date" means the date on which the EACA goes into effect, either as to the overall Plan or as to an individual Participants as the context requires. An EACA becomes effective as to the Plan as of the date the Employer elects in the MEP Participation Agreement. A Participant's "EACA Effective Date" is as soon as practicable after the Participant is subject to automatic deferrals under the EACA, consistent with: (i) applicable law; and (ii) the objective of affording the Participant a reasonable period of time after receipt of the EACA notice to make an Election pursuant to 4.01(a) (and, if applicable, an investment election).

(B) Uniformity. The automatic deferral percentage must be a uniform percentage of Compensation. However, the Plan does not violate the uniform automatic deferral percentage requirement merely because the Plan applies any of the following provisions:

(i) Years of participation. The automatic deferral percentage varies based on the number of Plan Years the Participant has participated in the Plan while the Plan has applied EACA provisions;

(ii) No reduction from prior percentage. The Plan does not reduce a deferral percentage that, immediately prior to the EACA's effective date was higher (for any Participant) than the automatic deferral percentage;

(iii) Applying statutory limits. The Plan limits the automatic deferral amount so as not to exceed the limits of Code §401(a)(17), 402(g) (determined without regard to Catch-Up Contributions), or 415;

(iv) No automatic deferrals during hardship suspension. The Plan does not apply the automatic deferral during a period of suspension, under the Plan's hardship distribution provisions, of Participant's right to make Elective Deferrals to the Plan following a hardship distribution; or

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(v) Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulation §1.401(k)-1(b)(4).

(C) EACA notice. The Administrator annually will provide a notice to each Participant covered by the EACA provisions (including, if elected in the MEP Participation Agreement, Participants who made an Election pursuant to section 4.01(a)) within a reasonable period of time prior to each Plan Year the Employer maintains the Plan as an EACA ("EACA Plan Year").

(i) Deemed reasonable notice/new Participant. The Administrator is deemed to provide timely notice if the Administrator provides the EACA notice at least thirty (30) days and not more than ninety (90) days prior to the beginning of the EACA Plan Year.

(ii) Mid-year notice/new Participant or Plan. If: (A) an Employee becomes eligible to make Elective Deferrals in the Plan during an EACA Plan Year but after the Administrator has provided the annual EACA notice for that Plan Year; or (B) the Employer adopts mid-year a new Plan as an EACA, the Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice will nonetheless be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(iii) Content. The EACA notice must provide comprehensive information regarding the Participants' rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant in accordance with applicable law.

(D) EACA permissible withdrawal. If elected in the MEP Participation Agreement, a Participant who has automatic deferrals under the EACA may elect to withdraw all the automatic deferrals (and allocable earnings) under the provisions of this Subsection. Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(i) Amount. If a Participant elects a permissible withdrawal under this Subsection, then the Plan must make a distribution equal to the amount (and only the amount) of the automatic deferrals made under the EACA (adjusted for allocable gains and losses to the date of the distribution). The Plan may separately account for automatic deferrals, in which case the entire account will be distributed. If the Plan does not separately account for the automatic deferrals, then the Plan must determine earnings or losses.

(ii) Fees. Notwithstanding the above, the Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section than applies to other distributions. The Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

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(iii) Timing. The Participant may make an election to withdraw the automatic deferrals under the EACA no later than ninety (90) days, or such shorter period as specified in the MEP Participation Agreement, after the date of the first automatic deferral under the EACA. For this purpose, the date of the first automatic deferral is the date that the Compensation subject to the automatic deferral otherwise would have been includible in the Participant's gross income. For this purpose, EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of Code §410(b) apply. In addition, a Participant's withdrawal right is not restricted due to the Participant making an Election pursuant to 4.01(a), during the ninety (90) day period (or shorter period as specified in the MEP Participation Agreement).

(iv) Rehired Employees. For purposes of paragraph (iii) above, an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA will be treated as having not had such contributions for any prior Plan Year as well.

(v) Effective date of the withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of (A) the pay date of the second payroll period beginning after the election is made, or (B) the first pay date that occurs at least thirty (30) days after the election is made. The election will also be deemed to be an Election pursuant to 4.01(a), to have no Elective Deferrals made to the Plan.

(vi) Related matching contributions. The Administrator will not take any Elective Deferrals withdrawn pursuant to this Section into account in computing and allocating matching contributions. If the Employer has already allocated matching contributions to the Participant's Account with respect to Elective Deferrals being withdrawn pursuant to this Subsection (4), then such matching contributions, as adjusted for gains and losses, must be forfeited.

(vii) Treatment of withdrawals. With regard to Elective Deferrals withdrawn pursuant to this Subsection, (A) the Administrator will disregard such Elective Deferrals in the Actual Deferral Percentage Test (if applicable); (B) the Administrator will disregard such Elective Deferrals for purposes of the limitation on Elective Deferrals under Code §402(g); (C) such Elective Deferrals are not subject to the consent requirements of Code §401(a)(11) or 417. The Administrator will disregard any matching contributions forfeited under paragraph (vi) above in the actual contribution percentage test (if applicable).

(viii) Effect of Election pursuant to section 4.01(a). A Participant's election pursuant to section 4.01(a) continues in effect until the Participant subsequently revokes or modifies his or her election, or the election expires. A Participant who makes an election is not thereafter subject to the automatic deferral or to any scheduled increases thereto, even if the Participant later revokes the election, unless the Participant is subject to the EACA. In addition, a Participant who is subject to the EACA provisions who revokes his or her election or whose election expires, will be deemed to have made an election to have no Elective Deferrals made to the Plan.

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(5) Qualified Automatic Contribution Arrangement (QACA). If elected in the MEP Participation Agreement, the Employer shall maintain a Plan with automatic deferral provisions as a Qualified Automatic Contribution Arrangement (QACA). QACA means an automatic contribution arrangement that meets the provisions of this Section. Except as otherwise provided in this Section, the Plan's safe harbor provisions apply. The Employer will contribute on behalf of the Participants specified in the MEP Participation Agreement, an amount elected in the MEP Participation Agreement.

(A) Participants subject to the QACA. The Employer in its MEP Participation Agreement will elect which Participants are subject to the QACA automatic deferral on the "QACA Effective Date" thereof which may include some or all current Participants or may be limited to those Employees who become Participants after the "QACA Effective Date." The "QACA Effective Date" means the date on which the QACA goes into effect, either as to the overall Plan or as to an individual Participants as the context requires. A QACA becomes effective as to the Plan as of the date the Employer elects in the MEP Participation Agreement. A Participant's "QACA Effective Date" is as soon as practicable after the Participant is subject to automatic deferrals under the QACA, consistent with: (i) applicable law; and (ii) the objective of affording the Participant a reasonable period of time after receipt of the QACA notice to make an election pursuant to section 4.01(a) (and, if applicable, an investment election).

(B) QACA automatic deferral amount. Except as provided in Subsection (C) below (relating to uniformity requirements), the Plan must apply to all Participants subject to the QACA, a uniform automatic deferral amount, as a percentage of each Participant's Compensation, which does not exceed ten percent (10%), and which is at least the following minimum amount:

(i) Initial period. 3% for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

(ii) Third Plan Year. 4% for the third Plan Year of the Participant's participation in the QACA;

(iii) Fourth Plan Year. 5% for the fourth Plan Year of the Participant's participation in the QACA; and

(iv) Fifth and later Plan Years. 6% for the fifth Plan Year of the Participant's participation in the QACA and for each subsequent Plan Year.

For purposes of the above, the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the QACA as not having made such contributions for any prior Plan Year.

(C) Uniformity. The "Automatic Deferral Percentage" must be a uniform percentage of Compensation. The "Automatic Deferral Percentage" is the percentage of automatic deferral which the Employer elects in the MEP Participation Agreement (including any scheduled increase to the "Automatic Deferral Percentage"). However, the Plan does not violate the uniform "Automatic Deferral Percentage" merely because:

(i) Years of participation. The "Automatic Deferral Percentage" varies based on the number of Plan Years the Participant has participated in the Plan while the Plan has applied the QACA provisions;

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(ii) No reduction from prior default percentage. The Plan does not reduce an "Automatic Deferral Percentage" that, immediately prior to the QACA's effective date was higher (for any Participant) than the "Automatic Deferral Percentage."

(iii) Applying statutory limits. The Plan limits the automatic deferral amount so as not to exceed the limits of Code §401(a)(17), 402(g) (determined without regard to Catch-Up Contributions), or 415;

(iv) No automatic deferrals during hardship suspension. The Plan does not apply the automatic deferral during a period of suspension, under the Plan's hardship distribution provisions, of Participant's right to make Elective Deferrals to the Plan following a hardship distribution; or

(v) Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulation §1.401(k)-1(b)(4).

(D) Safe harbor notice. The Employer must provide the initial QACA safe harbor notice sufficiently early so that an Employee has a reasonable period after receiving the notice and before the first automatic deferral to make an election. In addition, the notice must state: (i) the automatic deferral amount that will apply in absence of the Employee's election; (ii) the Employee's right to elect not to have any automatic deferral amount made on the Employee's behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (iii) how the Plan will invest the automatic deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date. For this purpose, the Administrator is deemed to provide timely notice if the Administrator provides the notice at least thirty (30) days and not more than ninety (90) days prior to the beginning of the QACA Plan Year.

(E) Distributions. A Participant's Account balance attributable to QACA "ADP test safe harbor contributions" is subject to the distribution restrictions for Elective Deferrals in accordance with Treas. Reg. section 1.401(k)-1(d) other than on account of a hardship (i.e., may generally not be distributed earlier than severance of employment, death, Total and Permanent Disability, an event described in Code §401(k)(10), or, in case of a profit sharing plan, the attainment of age 59 1/2).

(F) Vesting. A Participant's Account balance attributable to QACA "ADP test safe harbor contributions" is Vested in accordance with the vesting schedule, if any, elected in the MEP Participation Agreement.

(G) Compensation. Compensation for purposes of determining the "Automatic Deferral Percentage" has the same meaning as Compensation with regard to Elective Deferrals.

(H) Modification of top-heavy rules. The top-heavy requirements of Code §416 and the Plan shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code §401(k)(13) and "matching contributions" with respect to which the requirements of Code §401(m)(12) is met.

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(h)          Contribution and Allocation of Elective Deferrals. The Participating Employer shall contribute to the Plan with respect to each pay period an amount equal to the Elective Deferrals of Participants for such pay period, as determined pursuant to the Elective Deferral elections in force pursuant to this Section. There shall be directly and promptly allocated to the Elective Deferral Account of each Participant the Elective Deferrals contributed by the Participating Employer to the Plan by reason of any Elective Deferral election in force with respect to that Participant.

(i)          Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Elective Deferrals.

Section 4.02         MATCHING CONTRIBUTIONS

(a)          Amount of Matching Contributions. Subject to the limitations described in Article 5, each Participating Employer shall contribute to the Plan on behalf of each Participant who made a Matched Employee Contribution and completed at least 1,000 Hours of Service during the Plan Year or is employed by the Participating Employer on the last day of the Plan Year an amount of Matched Employee Contributions as determined by the Board. The Plan Administrator shall be notified in writing of the amount contributed in the election. In lieu of the Matching Contribution described above, a Participating Employer may select an alternative provided in Section F.5. of the MEP Participant Agreement.

Notwithstanding the foregoing, a Participant who Terminated employment with the Employer during the Plan Year due to death, Disability or attainment of Normal Retirement Date shall be eligible to receive a Matching Contribution regardless of whether such Participant meets any service requirement and/or last day requirement set forth in this Subsection.

(b)          Contribution and Allocation of Matching Contributions. Matching Contributions shall be made to the Plan and promptly allocated to the Matching Contribution Accounts of Participants who meet the requirements of Subsection (a) and in the amount determined pursuant to Subsection (a) as determined by the Board. Any service requirements specified in Subsection (a) above shall be applied pro rata and any last day rule specified in Subsection (a) above shall be applied as of the end of each period for which Matching Contributions are allocated. Notwithstanding the foregoing, after the end of each Plan Year, the Participating Employer may make an additional Matching Contribution ("true-up") on behalf of each Participant in the amount of the positive difference, if any, between the Matching Contributions that would have been allocated to his Account had such contributions been determined on the basis of Compensation for the entire Plan Year and the Matching Contributions previously allocated to such Participant's Account.

(c)          Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Matching Contributions.

(d)          Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) as of the last day of the Plan Year (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to Matching Contributions because the Participating Employer's Matching Contributions have not been allocated to a sufficient number or percentage of Participants for such year, then:

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(1)         The list of Participants eligible to share in the Participating Employer's Matching Contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in the Participating Employer's Matching Contribution for such Plan Year pursuant to this Paragraph (1) shall be those Participants who remain in the Participating Employer's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(2)         If, after the application of Paragraph (1) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in the Participating Employer's Matching Contribution for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Participating Employer's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Participating Employer's contribution for such Plan Year pursuant to this Paragraph (2) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.

Notwithstanding the foregoing, the Plan Administrator always retains the option to meet the minimum coverage requirements of Code section 410(b) by using the average benefits test of Code section 410(b)(1)(C).

Section 4.03         PROFIT SHARING CONTRIBUTIONS

(a)          Profit Sharing Contributions Eligibility. Subject to the limitations described in Article 5, the Participating Employer may, in its sole discretion, make Profit Sharing Contributions to the Plan on behalf of each Participant who has completed at least 1,000 Hours of Service during the Plan Year and is employed by the Participating Employer on the last day of the Plan Year. Notwithstanding the foregoing, a Participant who Terminated employment with the Employer during the Plan Year due to death, Disability or attainment of Normal Retirement Date shall be eligible to receive a Profit Sharing Contribution regardless of whether such Participant meets any service requirement and/or last day requirement set forth in this Subsection.

(b)          Amount of Profit Sharing Contributions. The total amount of Profit Sharing Contributions shall be a discretionary amount as determined by the Participating Employer.

(c)          Allocation of Profit Sharing Contributions. Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a) after the end of the Plan Year. Such Contributions shall be allocated as elected in Section F.6. MEP Participation Agreement in the following manner.

(1)         In the ratio that such Participant’s Compensation bears to the Compensation of all eligible participants for that Participating Employer.

(2)         Allocated among the Accounts of each Participant employed by such Participating Employer during the Plan Year as follows:

(A)         An amount not more than the percentage set forth in paragraph (iii) multiplied by the sum of the Compensation and “excess compensation” of all Participants shall be allocated among such Participants in accordance with the ratios which the sum of the Compensation and excess compensation of each such Participant bears to the aggregate Compensation and excess compensation of all such Participants. For this purpose, “Excess compensation” means Compensation in excess of the Social Security wage base (the contribution and benefit base in effect under Section 230 of the Social Security Act) in effect at the beginning of the Plan Year.

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(B) Any Employer Contributions remaining after the allocation described in paragraph (i) shall be allocated among such Participants in accordance with the ratios which the Compensation of each such Participant bears to the aggregate Compensation of all such Participants.

(C)         The percentage utilized in paragraph (i) shall not exceed the greater of (A) 5.7% or (B) the rate of tax under Section 3111(a) of the Code attributable to old-age insurance on the first day of the Plan Year.

(D)         Notwithstanding paragraphs (i), (ii), and (iii), for any Plan Year the Plan benefits a Participant who benefits under another qualified retirement plan maintained by a Participating Employer that provides for or imputes permitted disparity, Non-Elective Contributions for the participants of the Participating Employer maintaining such other qualified retirement plan shall be allocated to the Account of each Participant in the proportion that the Compensation of each such Participant bears to the aggregate Compensation of all such Participants.

(E)         For purposes of this Section 4.03(c)(2), the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or a simplified employee pension plan (whether or not terminated) even maintained by a Participating Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.

(3)         In an amount designated by the Participating Employer to be allocated to each group. The contribution shall be allocated to each group in a manner determined by the Participating Employer. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Participating Employer shall notify the Plan Administrator in writing of the amount of contributions allocated to each group.

The Participating Employer may waive any requirements to receive an allocation for a Participant who does not otherwise satisfy such requirements for purposes of the Participating Employer satisfying the minimum allocation gateway requirement of Treas. Reg. section 1.401(a)(4)-8(b)(1)(vi) or 1.401(a)(4)-9(b)(2)(v)(D). However, in order to qualify for the waiver of the previous sentence, a Participant must also be: (1) a Nonhighly Compensated Employee; and (2) eligible for another allocation (including, but not limited to, a Top-Heavy minimum or a 401(k) safe harbor non-elective allocation) that is taken into account in determining whether the Plan satisfies the nondiscrimination requirements of Code section 401(a)(4) with respect to Non-Elective Contributions.

(d)          Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Profit Sharing Contributions.

(e)          Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) as of the last day of the Plan Year (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to Profit Sharing Contributions because the Participating Employer's Profit Sharing Contributions have not been allocated to a sufficient number or percentage of Participants for such year, then:

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(1)         The list of Participants eligible to share in the Participating Employer's Profit Sharing Contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in the Participating Employer's Profit Sharing Contribution for such Plan Year pursuant to this Paragraph (1) shall be those Participants who remain in the Participating Employer's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(2)         If, after the application of Paragraph (1) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in the Participating Employer's Profit Sharing Contribution for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Participating Employer's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Participating Employer's contribution for such Plan Year pursuant to this Paragraph (2) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer. Individuals similarly situated will be treated the same.

Notwithstanding the foregoing, the Plan Administrator always retains the option to meet the minimum coverage requirements of Code section 410(b) by using the average benefits test of Code section 410(b)(1)(C).

Section 4.04         QUALIFIED NON-ELECTIVE CONTRIBUTIONS

(a)          Amount of Qualified Non-Elective Contributions. The Participating Employer in its discretion may make additional Qualified Non-Elective Contributions for the benefit of such Participants as determined by the Participating Employer. A Qualified Non-Elective Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it: (1) does not qualify for inclusion in the Actual Deferral Ratio; or (2) is a disproportionate contribution within the meaning of Treas. Reg. sections 1.401(k)-2(a)(6)(iv) and/or 1.401(m)-2(a)(6)(v) and any superseding guidance. Notwithstanding the foregoing, Qualified Non-Elective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a plan year for a Nonhighly Compensated Employee to the extent such contributions do not exceed 10% of that Nonhighly Compensated Employee's Compensation.

(1)         Participants Eligible to Receive Qualified Non-Elective Contributions. The Participating Employer may determine, in its discretion whether allocations of Qualified Non-Elective Contributions shall be limited to Participants who are credited with at least a certain number of Hours of Service during the Plan Year and/or who remain in the Participating Employer's employ on the last day of the Plan Year. The Participating Employer may limit Qualified Non-Elective Contributions contributed under this Subsection to Nonhighly Compensated Employees eligible to make Elective Deferrals during the Plan Year that meet any additional requirements determined by the Participating Employer. The Participating Employer may also provide Qualified Non-Elective Contributions to those in any or all portions of a disaggregated plan as provided in Section 5.03.

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ARTICLE 4 CONTRIBUTIONS

(2)         Permissible Methods of Allocation. The Plan Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of Participants receiving a Qualified Non-Elective Contribution; (B) per capita to each Participant receiving a Qualified Non-Elective Contribution; or (C) by a 'Bottom Up' method. If the Participating Employer decides to make Bottom Up Qualified Non-Elective Contributions, the Qualified Non-Elective Contributions may be allocated as follows:

(A)         First to the Qualified Non-Elective Contribution Account of the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations in an amount determined by the Participating Employer not to exceed 5% of such Participant's Compensation (the "Base QNEC Rate"). If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Base QNEC Rate of Compensation until such contributions are fully allocated to one half of eligible Nonhighly Compensated Employees within the meaning of Treas. Reg. section 1.401(k)-2(a)(6)(iv)(B) (the "Base NHCEs"). Notwithstanding the foregoing, the Base QNEC Rate may exceed 5%; provided that the Participating Employer contribution is sufficient to provide the Base QNEC Rate to all Base NHCEs.

(B)         If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations in an additional amount not to exceed the Base QNEC Rate contributed pursuant to Paragraph (1) above (the "Additional QNEC Rate") of such Participant's Compensation. The total of the Base QNEC Rate and the Additional QNEC Rate may not exceed twice the Plan's representative contribution rate as defined in Treas. Reg. section 1.401(m)-2(a)(6)(v)(B). If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Additional QNEC Rate of such Participant's Compensation until such contributions are fully allocated to the Base NHCEs.

(C)         If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to the Participant who is a Nonhighly Compensated Employee eligible to share in such allocations with the lowest Compensation and who is not a Base NHCE in the amount equal to the sum of the Base QNEC Rate and the Additional QNEC Rate of such Participant's Compensation. If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation and who are not Base NHCEs in the amount equal to the sum of the Base QNEC Rate and the Additional QNEC Rate of such Participant's Compensation until such contributions are fully allocated to all eligible Nonhighly Compensated Employees who are not Base NHCEs.

(D)         If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to Participants eligible to share in such allocations in the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.

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ARTICLE 4 CONTRIBUTIONS

(E)         Notwithstanding the foregoing, the Participating Employer may instead allocate the Qualified Non-Elective Contributions as a flat dollar amount pursuant to this Subsection (E). The Participating Employer may first allocate a flat dollar amount determined by the Participating Employer (the "Base QNEC Dollar Amount") to the Qualified Non-Elective Contribution Account of the Participant who is a Nonhighly Compensated Employee with the lowest Compensation and is eligible to share in such allocations. If any Qualified Non-Elective Contributions remain after the foregoing, the Participating Employer may then allocate Qualified Non-Elective Contributions to other Participants who are Nonhighly Compensated Employees eligible to share in such allocations with the next lowest Compensation in the amount of the Base QNEC Dollar Amount until such contributions are fully allocated to the eligible Nonhighly Compensated Employees. Such Qualified Non-Elective Contributions may be used to satisfy the provisions of Section 5.02 to the extent not considered disproportionate under Subsection 5.03(f) below.

(b)          Qualified Non-Elective Contributions: (1) shall be allocated to the Participant's Account as of a date within that year within the meaning of Treas. Reg. section 1.401(k)-2(a)(4)(i)(A); (2) shall be nonforfeitable when made unless attributable to withdrawal rights under an Eligible Automatic Contribution Arrangement or Qualified Automatic Contribution Arrangement; and (3) shall be distributed only under the rules applicable for Elective Deferrals in accordance with Treas. Reg. section 1.401(k)-1(d) (attainment of age 59-1/2, severance from employment, death, or Disability, but not hardship).

(c)          In addition, the Participating Employer may, in its discretion, make Qualified Non-Elective Contributions or Qualified Matching Contributions for a Plan Year that shall be allocated in the manner prescribed by the Participating Employer to correct any operational or demographic failure pursuant to any correction program or policy established by the Internal Revenue Service or the Department of Labor.

(d)          Qualified Matching Contributions. In addition to any Qualified Matching Contributions provided in the Plan, the Participating Employer in its discretion may make Matching Contributions designated as Qualified Matching Contributions for the benefit of such Participants and in such manner determined at the discretion of the Participating Employer. The Participating Employer may determine, in its discretion whether allocations of Qualified Matching Contributions shall be limited to Participants who are credited with at least a certain number of Hours of Service during the Plan Year and/or who remain in the Participating Employer's employ on the last day of the Plan Year. Such Qualified Matching Contributions shall be nonforfeitable when made unless attributable to withdrawal rights under an Eligible Automatic Contribution Arrangement or Qualified Automatic Contribution Arrangement and may only be distributed upon the Participant's: (1) attainment of age 59-1/2; or (2) severance from employment, death, or Disability.

Section 4.05         ROLLOVER CONTRIBUTIONS

(a)          The Plan Administrator may direct the Trustee to accept Rollover Contributions made in cash or other form acceptable to the Trustee. Rollover Contributions shall be allocated to the Participant's Rollover Contribution Account. Rollover Contributions are only permitted for Eligible Employees. The Plan may accept the following Rollover Contributions to the extent allowed by the Plan Administrator in its sole discretion:

(1)         A rollover from a plan qualified under Code section 401(a) or 403(a) if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

(2)         A rollover from a "Conduit Individual Retirement Account", as determined in accordance with procedures established by the Plan Administrator and only if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

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ARTICLE 4 CONTRIBUTIONS

(3)         A direct rollover of an eligible rollover distribution of after-tax employee contributions from a qualified plan described in Code section 401(a) or 403(a). The Plan shall separately account for amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(4)         Any rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b). The Plan shall separately account for after-tax amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(5)         Any rollover of an eligible rollover distribution from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(6)         Any rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

(7)         The Plan may accept a Rollover Contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(8)         Any additional rollover contribution as may be permitted by applicable law.

(b)          In-Plan Roth Rollovers. Effective January 1, 2015 and to the extent permitted by Code section 402A(c), Notice 2010-84 and any superseding guidance, a distribution from the Plan other than from a designated Roth Account that is an eligible rollover distribution (as defined in Code section 408A(e)) may be rolled over to a designated Roth Account maintained under this Plan for the benefit of the individual to whom the distribution is made. The Plan will maintain such records as are necessary for the proper reporting of In-Plan Roth Rollovers. Such rollovers are allowed for all distributions allowed under the Code at or after age age 50 even if the Plan does not otherwise allow for the distribution. Notwithstanding the foregoing Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.

In-Plan Roth Rollovers are permitted from partially vested Accounts.

Distributions from the In-Plan Roth Rollover Account are permitted at any time.

(c)          Plan Administrator Procedures. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of rollovers; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

Section 4.06         TRANSFERS

The Trustee may be directed to accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable than the vesting schedule under the transferor plan.

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ARTICLE 4 CONTRIBUTIONS

Section 4.07         MILITARY SERVICE

(a)          In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with Code section 414(u).

(b)          Death or Disability During Qualified Military Service. Pursuant to Code section 414(u)(9), IRS Notice 2010-15 and any superseding guidance; a Participant who dies or becomes Disabled while performing Qualified Military Service will be treated as if he had been employed by the Participating Employer on the day preceding death or Disability and terminated employment on the day of death or Disability and receive benefit accruals related to the period of Qualified Military Service as provided under Code section 414(u)(8), except as provided below:

(1)         All Participants eligible for benefits under the Plan by reason of this Section shall be provided benefits on reasonably equivalent terms.

(2)         For the purposes of applying Code section 414(u)(8)(C), a Participant's Elective Deferrals shall be determined based on the Participant's average actual contributions for:

(A)         the 12-month period of service with the Employer immediately prior to Qualified Military Service, or

(B)         if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

ARTICLE 5

LIMITATIONS ON CONTRIBUTIONS

Section 5.01         ANNUAL LIMITATION ON ELECTIVE DEFERRALS

(a)          Amount. Notwithstanding anything herein to the contrary, elective deferrals made under this Plan, or any other qualified plan maintained by the Employer may not exceed, during any taxable year, the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year. For purposes of this Section 5.01, elective deferrals shall mean qualified cash or deferred arrangements described in Code section 401(k), any salary reduction simplified employee pension plan described in Code section 408(k)(6), any SIMPLE IRA plan described in Code section 408(p) and any plan described under Code section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

(b)          Refund of Excess Elective Deferrals. In the event that Elective Deferrals under this Plan when added to a Participant's other elective deferrals under any other plan or arrangement (whether or not maintained by the Employer) exceed the limit described in the preceding Subsection, the Plan Administrator shall distribute, by April 15 of the following calendar year, the excess amount of Elective Deferrals plus income thereon.

(1)         The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for (i) the Plan Year and, (ii) effective as of such date as specified in a prior document, the "gap period" (i.e., the period after the close of the Plan Year and prior to the distribution). Income for the gap period shall be the allocable gain or loss during that period to the extent that the excess deferrals would otherwise be credited with gain or loss if the total Account were to be distributed. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess deferrals merely because the income allocable to excess deferrals is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(k)-2(b)(2)(iv).

(2)         Effective for taxable years beginning after December 31, 2006 (excesses distributed after December 31, 2007), any refunds of Elective Deferrals that exceed the dollar limitation contained in Code section 402(g) shall be adjusted for income or loss up to the date of distribution. Effective for taxable years beginning after December 31, 2007, gap period income described in this Subsection 5.01(b)(2) shall not be distributed. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent that such excess deferrals would otherwise be credited with gain or loss for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total Account were to be distributed, the allocable gain or loss during that period. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under applicable Treasury Regulations.

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

A Participant's claim that the excess was caused by elective deferrals made under a plan or arrangement not maintained by the Employer shall be made in writing and shall be submitted to the Plan Administrator no later than the date specified by the Plan Administrator following the calendar year in which such deferrals occurred. For purposes of determining the necessary reduction, Elective Deferrals previously distributed or recharacterized pursuant to Section 5.04 or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this Section 5.01. The Plan Administrator shall determine the ordering rule for refunds of Excess Elective Deferrals. Such ordering rule may provide that the Participant may elect to have refunds made either from his Pre-tax Elective Deferrals or Roth Elective Deferrals or any combination thereof.

(c)          Forfeiture of Matching Contributions Related to Excess Elective Deferrals. In the event a Participant receives a distribution of Excess Elective Deferrals pursuant to Subsection (b), the Participant shall forfeit any Matching Contributions allocated to the Participant by reason of the distributed Elective Deferrals to the extent that additional Matching Contributions are not made pursuant to Treas. Reg. section 1.401(a)(4)-11(g)(3)(vii)(B). Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be treated as being reduced first. Amounts forfeited shall be used pursuant to Section 6.03(d).

(d)          Catch-up Contributions. All Participants who are eligible to make Elective Deferrals under this Plan shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code section 414(v). "Catch-up Contributions" are Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are aged 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage test under Code section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code section 414(v)(2)(B)(i) for the taxable year as adjusted for cost-of-living increases. Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the actual deferral percentage test and are not counted in determining the minimum allocation under Code section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy).

Section 5.02         NONDISCRIMINATION

(a)          Elective Deferrals. The Plan shall meet one of the following two tests with respect to Elective Deferrals for any Plan Year:

(1)         The Average Deferral Percentage for Participants who are Highly Compensated Employees for the prior Plan Year shall not exceed the Average Deferral Percentage for such year for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or

(2)         The Average Deferral Percentage for Participants who are Highly Compensated Employees for the prior Plan Year shall not exceed the Average Deferral Percentage for such year for Participants who are Nonhighly Compensated Employees multiplied by 2.0; provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

For a Plan Year that the Plan is a safe harbor 401(k) plan (and actual deferral percentage testing is required pursuant to Section 5.03(g)), the Average Deferral Percentage test specified in Subsections (1) and (2), above, will be applied by comparing the current Plan Year's Average Deferral Percentage for Participants who are Highly Compensated Employees with the current Plan Year's Average Deferral Percentage for Participants who are Nonhighly Compensated Employees. The Employer must issue a supplemental notice if the Plan suspends safe harbor contributions and changes to a current year actual deferral percentage testing method in accordance with Treas. Reg. section 1.401(k)-3(d), (f) and (g).

The Participating Employer may elect prior year testing for purposes of this Subsection 5.02(a) for a Plan Year only if the Plan has used current year testing for purposes of this Subsection 5.02(a) for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

If testing will be performed using the prior year data, for the first Plan Year the Plan permits any Participant to make Elective Deferrals and this Plan is not a successor Plan, the prior Plan Year's Average Deferral Percentage for Participants who are Nonhighly Compensated Employees shall be 3%.

If, for the applicable year for determining the ratios of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees (i.e., all of the Eligible Employees under the cash or deferred arrangement for the applicable year are Highly Compensated Employees), the tests described in this Subsection (a) are deemed to be satisfied for the Plan Year.

(b)          Matching Contributions. The Plan must meet one of the following two tests with respect to Matching Contributions and Voluntary Contributions for any Plan Year.

(1)         The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Prior Plan Year shall not exceed the Average Contribution Percentage for Participants for such year who are Nonhighly Compensated Employees multiplied by 1.25; or

(2)         The Average Contribution Percentage for Participants who are Highly Compensated Employees for the prior Plan Year shall not exceed the Average Contribution Percentage for Participants for such year who are Nonhighly Compensated Employees multiplied by 2.0; provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.

For a Plan Year that the Plan is a safe harbor 401(k) plan with respect to the actual contribution percentage safe harbor of Code section 401(m)(11) or 401(m)(12) (and actual contribution percentage testing is required pursuant to Section 5.03(g)), the average contribution percentage test in Subsection (1) and (2), above, will be applied by comparing the current Plan Year's Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's Average Contribution Percentage for Participants who are Nonhighly Compensated Employees. The Employer must issue a supplemental notice if the Plan suspends safe harbor Matching Contributions and changes to a current year actual deferral percentage (and actual contribution percentage) testing method in accordance with 1.401(k)-3(d), (f) and (g).

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

The Participating Employer may elect prior year testing for purposes of this Subsection 5.02(b) for a Plan Year only if the Plan has used current year testing for purposes of this Subsection 5.02(b) for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

If testing will be performed using the prior year data, for the first Plan Year the Plan permits any Participant to make Elective Deferrals or make contributions subject to this Section 5.02(b) and this Plan is not a successor Plan, the prior Plan Year's Average Contribution Percentage for Participants who are Nonhighly Compensated Employees shall be 3%.

If, for the applicable year there are no eligible Nonhighly Compensated Employees (i.e., all of the Eligible Employees under the cash or deferred arrangement for the applicable year are Highly Compensated Employees), the tests described in this Subsection (b) are deemed to be satisfied for the Plan Year. The Plan shall also be deemed to meet the requirements of this Subsection 5.02(b) with respect to Matching Contributions and Voluntary Contributions under a collectively bargained plan (or the portion of a plan) that automatically satisfies Code section 410(b).

Section 5.03         SPECIAL RULES

(a)          Highly Compensated Employee in More Than One Plan. The Actual Deferral Ratio and Actual Contribution Ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals, Matching Contributions and Voluntary Contributions (and Qualified Non-Elective Contributions if used to satisfy the tests described in Subsections 5.02(a) and (b)) allocated to his Accounts under two or more arrangements described in Code sections 401(k) and 401(m) that are maintained by the Employer, shall be determined as if such Elective Deferrals and contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements, whether or not they have different Plan Years, all such elective deferrals and contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k) and/or 401(m).

(b)          Contributions Used in Determining Ratios. All or part of the Qualified Non-Elective Contributions and Qualified Matching Contributions that are made with respect to any or all Participants may be treated as Elective Deferrals and/or Matching Contributions for purposes of meeting the requirements of Subsections 5.02(a) and (b). In addition, the Plan Administrator may use any Employer and/or Employee contribution to meet the requirements of the actual deferral percentage and actual contribution percentage tests of Section 5.02 to the extent permitted by applicable Treasury Regulations. The Participating Employer may make additional contributions that are taken into account for the actual contribution percentage test under Subsection 5.02(b) that, in combination with the other contributions taken into account under this Subsection 5.03(b), will allow the Plan to satisfy the requirements of such Subsection. However, to the extent the Plan uses the prior year testing method, in order to be included in Actual Deferral Ratios and the Actual Contribution Ratios of Nonhighly Compensated Employees, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made no later than the last day of the Plan Year being tested.

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

(c)          Contributions Only Used Once. Qualified Non-Elective Contributions and Qualified Matching Contributions shall not be taken into account under the actual deferral percentage test to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, any other actual contribution percentage test, or the requirements of Treas. Reg. sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. In order to be taken into account for purposes of satisfying the actual deferral percentage test, Matching Contributions must be (1) allocated to the Employee's Account under the terms of the Plan as of a date within that year; (2) made on account of (or on the basis of) the Participant's Matched Employee Contributions for that year; and (3) actually paid to the Plan no later than the end of the 12-month period immediately following the year that contains that date. If the Plan switches from the current year testing method to the prior year testing method, Qualified Non-Elective Contributions and Qualified Matching Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(d)          Aggregation of Plans. In the event that this Plan satisfies the requirements of Code sections 401(k), 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Section 5.02 shall be applied as if all such plans were a single plan. The Plan may not be aggregated for testing purposes if the plans to be aggregated use differing testing methods (i.e., current year/prior year). For example, a plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)) that applies the current year testing method may not be aggregated with another plan that applies the prior year testing method. Similarly, an Employer may not aggregate a plan (within the meaning of Treas. Reg. section 1.410(b)-7(b)): (1) using the actual deferral percentage safe harbor provisions of Code section 401(k)(12) or 401(k)(13) and another plan that is using the actual deferral percentage test of Code section 401(k)(3); or (2) using the actual contribution percentage safe harbor provisions of Code section 401(m)(11) or 401(m)(12) and another plan that is using the actual contribution percentage test of Code section 401(m)(2). The Participating Employer may also treat two or more separate collective bargaining units as a single collective bargaining unit, provided that the combinations of units are determined on a basis that is reasonable and reasonably consistent from year to year.

(e)          Matching Contributions in a Safe Harbor Plan. If the Plan satisfies the actual contribution percentage safe harbor requirements of Code section 401(m)(11) or 401(m)(12) for a Plan Year but nonetheless must satisfy the requirements of Section 5.02(b) because it provides for Voluntary Contributions, the Plan Administrator may elect to perform the tests under Section 5.02(b) with regard to Matching Contributions and Voluntary Contributions. If the Plan satisfies the actual deferral percentage safe harbor requirements of Code section 401(k)(12) or 401(k)(13) using Qualified Matching Contributions but does not satisfy the actual contribution percentage safe harbor requirements of Code section 401(m)(11) or 401(m)(12), the Plan Administrator is permitted to perform the tests under Section 5.02(b) by excluding Matching Contributions with respect to all Participants that do not exceed 4% of each Employee's Compensation.

(f)          Disproportionate Contributions.

(1)         Qualified Non-Elective Contributions. All or part of a Nonhighly Compensated Employee's Qualified Non-Elective Contributions may be taken into account in meeting the actual deferral percentage test under Section 5.02(a) only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(k)-2(a)(6). All or part of a Nonhighly Compensated Employee's Qualified Non-Elective Contributions may be taken into account in meeting the actual contribution percentage test under Section 5.02(b) only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(6).

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

(2)         Matching Contributions. Qualified Matching Contributions may be taken into account in meeting the actual deferral percentage test under Section 5.02(a) only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the actual contribution percentage test for the Plan Year under the rules of Treas. Reg. section 1.401(m)-2(a)(5)(ii). All or part of a Nonhighly Compensated Employee's Matching Contributions may be taken into account in meeting the actual contribution percentage test only to the extent that such contributions are not treated as disproportionate within the meaning of Treas. Reg. section 1.401(m)-2(a)(5)(ii).

(g)          Code Section 410(a) Excludable Employees. The Participating Employer may treat, pursuant to applicable Treasury Regulations, Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) as comprising a separate plan for purposes of Section 5.02 pursuant to Subsection (1) or (2), provided the disaggregated Plan separately satisfies the requirements of Code section 410(b) and the Plan does not utilize Section 5.03(h).

(1)         Annual Entry Date. The Plan Administrator may treat Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) before the first day of the seventh month of the Plan Year as comprising a separate plan. If the Plan provides safe harbor contributions, Participants not considered in the separate plan must be eligible for safe harbor contributions for the entire Plan Year.

(2)         Semi-Annual or More Frequent Entry Date. The Plan Administrator may treat Participants who have not met the minimum age and service requirements of Code section 410(a)(1)(A) using one of the Entry Dates specified in the Plan (not less frequently than semi-annual) before the last day of the Plan Year as comprising a separate plan. Contributions of Participants who have an Entry Date during the applicable Plan Year shall not be counted in the separate plan.

(h)          Excludable Nonhighly Compensated Employees. The Participating Employer may also, pursuant to applicable Treasury Regulations, exclude all Nonhighly Compensated Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) (pursuant to Subsection (g)(1) or (2)) from consideration in determining whether the requirements of Section 5.02 are met, provided the disaggregated Plan consisting of such excludable Nonhighly Compensated Employees separately satisfies the requirements of Code section 410(b) and the Plan does not utilize Section 5.03(g).

(i)          Correction Methods. The Plan may, pursuant to applicable Treasury Regulations, do any of the following to avoid or correct excess contributions and/or excess aggregate contributions: (1) provide for the use of any of the correction methods described herein; (2) limit contributions in a manner designed to prevent excess contributions from being made; or (3) use a combination of these methods.

(j)          Plans Using Differing Testing Methods. A Plan may use differing testing methods (i.e., current year/prior year) for the actual deferral percentage and actual contribution percentage tests of Section 5.02. For example, the Plan may use the prior year testing method for the actual deferral percentage test of Section 5.02(a) and the current year testing method for its actual contribution percentage test of Section 5.02(b) for a Plan Year. In addition to the prohibition on recharacterization specified in Section 5.04(a), a Plan that uses differing methods may not use Elective Deferrals in the actual contribution percentage test of Section 5.02(b) and may not use Qualified Matching Contributions in the actual deferral percentage test of Section 5.02(a).

(k)          Special Rules Regarding Prior Year Data. If the Plan uses the prior year testing method for either the actual deferral percentage or actual contribution percentage test in Section 5.02 and is involved in a Plan coverage change as defined in Treas. Reg. section 1.401(k)-2(c)(4) and/or 1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees' prior year percentages will be made in accordance with such regulations.

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ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

(l)          Plan Year Requirements for Safe Harbor Plans. To the extent the Plan is designed to satisfy Code section 401(k)(12) or 401(k)(13), the Plan Year must satisfy the requirements of Treas. Reg. section 1.401(k)-3(e)(1), taking into account the special provisions of 1.401(k)-3(e)(2) for the initial Plan Year. A short Plan Year may exist provided the requirements of Treas. Reg. section 1.401(k)-3(e)(3) are satisfied. The final Plan Year of a terminating plan may be less than twelve months provided the requirements of Treas. Reg. section 1.401(k)-3(e)(4) are satisfied. A safe harbor Plan Year may also be less than twelve months if the Plan is amended out of safe harbor status pursuant to Treas. Reg. section 1.401(k)-3(g).

(m)          Regulations. Sections 5.02 through 5.04 shall be interpreted in accordance with applicable IRS regulations.

Section 5.04         CORRECTION OF DISCRIMINATORY CONTRIBUTIONS

(a)          Elective Deferrals. In the event the nondiscrimination tests of Section 5.02(a) are not satisfied with respect to Elective Deferrals for any Plan Year, Excess Elective Deferrals for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2):

(1)         Determination of Excess Deferrals. The Elective Deferrals of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced until the nondiscrimination tests imposed by Section 5.02(a) would be satisfied, or until the Actual Deferral Ratio of the Highly Compensated Employee would equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(a) are satisfied. The amount of excess deferrals is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee's Section 414(s) Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).

(2)         Distribution of Excess Deferrals. Excess deferrals shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess deferrals have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit as specified in Section 5.01(d), excess deferrals allocated to such Highly Compensated Employee are deemed Catch-up Contributions and will not be treated as excess contributions. The amount of excess deferrals is reduced by any amounts previously distributed from the Plan to correct excess deferrals under Section 5.01 for the Employee's taxable year ending with or within the Plan Year. The distribution of the amount allocated to each Highly Compensated Employee, as adjusted for income allocable to the excess deferrals, shall occur within twelve (12) months of the close of the Plan Year for which the Elective Deferrals were made. The income/loss allocable to excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year. Effective for taxable years beginning after December 31, 2007, the Plan shall not allocate gains and losses on distributions of excess contributions for the period after the end of the Plan Year in which such excess contributions arose. The Plan Administrator may use any reasonable method for computing the income allocable to excess deferrals, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess deferrals merely because the income allocable to excess deferrals is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(k)-2(b)(2)(iv). Elective Deferrals not taken into account in determining Matching Contributions under Section 4.02 shall be distributed first. In the event a Participant receives a distribution of Elective Deferrals that were taken into account in determining Matching Contributions, the Participant shall forfeit such Matching Contributions that were allocated to the Participant by reason of the distributed Elective Deferrals to the extent that additional Matching Contributions are not made pursuant to Treas. Reg. section 1.401(a)(4)-11(g)(3)(vii)(B). Amounts forfeited shall be used pursuant to Section 6.03(d). If the Plan does not correct excess deferrals within 2-1/2 months (6 months in the case of certain eligible automatic contribution arrangements), or such other time frame as may be prescribed by the Secretary of the Treasury, after the close of the Plan Year for which the excess deferrals are made, the Employer will be liable for a 10% excise tax on the amount of the excess deferrals to the extent provided in Code section 4979.

39

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

(3)         Refunds. The Plan Administrator shall determine the ordering rule for refunds of Elective Deferrals made as a result of any testing failure; provided that such ordering rule is nondiscriminatory. Such ordering rule may provide that the Participant may elect to have refunds made either from his Pre-tax Elective Deferrals or Roth Elective Deferrals or any combination thereof. Any refund (and "income") which are distributed after 2 ½ months, or 6 months with respect to a Plan Year in which the EACA requirements of Section 4.01(g)(4) are met, after the end of the Plan Year are subject to a ten percent (10%) Employer excise tax imposed by Code §4979.

(b)          Matching Contributions. In the event the nondiscrimination tests of Section 5.02(b) are not satisfied with respect to Matching Contributions for any Plan Year, excess Matching Contributions for the Plan Year determined as set forth in Paragraph (1) shall be corrected as set forth in Paragraph (2).

(1)         Determination of Excess Contributions. The Matching Contributions of the Highly Compensated Employee with the highest Actual Contribution Ratio shall be reduced until the nondiscrimination tests imposed by Section 5.02(b) would be satisfied, or until the Actual Contribution Ratio of the Highly Compensated Employee would equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. This process shall be repeated until the nondiscrimination tests imposed by Section 5.02(b) are satisfied. The amount of excess Matching Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the respective Highly Compensated Employee's Section 414(s) Compensation (including deferrals to the extent that they are taken into account in determining testing ratios).

(2)         Correction of Excess Contributions. Excess Matching Contributions shall be allocated to the Highly Compensated Employees with the largest dollar amounts of contributions taken into account in calculating the Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated. The correction of the amount allocated to each Highly Compensated Employee, as adjusted for income allocable to the excess contributions, shall occur within twelve (12) months of the close of the Plan Year for which the Matching Contributions were made. The income/loss allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year. Effective for Plan Years beginning after December 31, 2007 (excess aggregate contributions distributed after December 31, 2008), the Plan shall not allocate gains and losses on distributions of excess aggregate contributions (as defined in Code section 401(m)(6)(B)) for the period after the end of the Plan Year in which such excess aggregate contributions arose. The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than 7 days before the actual distribution. In addition, the Plan Administrator may allocate income in any manner permitted under Treas. Reg. section 1.401(m)-2(b)(2)(iv). Vested Matching Contributions shall be distributed and nonvested Matching Contributions forfeited. Amounts forfeited shall be used pursuant to Section 6.03(d). If the Plan does not correct excess contributions within 2-1/2 months (6 months in the case of certain eligible automatic contribution arrangements), or such other time frame as may be prescribed by the Secretary of the Treasury, after the close of the Plan Year for which the excess contributions are made, the Employer will be liable for a 10% excise tax on the amount of the excess contributions to the extent provided in Code section 4979.

40

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

Section 5.05         MAXIMUM AMOUNT OF ANNUAL ADDITIONS

(a)          General Rule.

(1)         One Plan. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount specified in Section 5.05(b) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed such maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(2)         Multiple Plans. This Subsection 5.05(a)(2) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount specified in Section 5.05(b) reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans for the same Limitation Year.

(b)          Maximum Permissible Amount. For Limitation Years beginning on or after January 1, 2002, the maximum permissible amount is the lesser of:

(1)         $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

(2)         100% of the Participant's Statutory Compensation for the Limitation Year. The Compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition. Notwithstanding the preceding sentence, Statutory Compensation for purposes of Section 5.05 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled.

41

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

Prior to determining the Participant's actual Statutory Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Statutory Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Statutory Compensation for the Limitation Year.

(c)          Correction of Excess. If there is an allocation in excess of the Maximum Permissible Amount, the Plan Administrator shall correct such excess pursuant to the procedures outlined under EPCRS as described in Rev. Proc. 2013-12 and any superseding guidance.

42

ARTICLE 6 VESTING

ARTICLE 6

VESTING

Section 6.01         PARTICIPANT CONTRIBUTIONS

A Participant shall have a fully (100%) vested and nonforfeitable interest in his Elective Deferral Account, Rollover Contribution Account, Qualified Non-Elective Contribution Account and Qualified Matching Contribution Account.

Section 6.02         EMPLOYER CONTRIBUTIONS

The Participant's interest in his Matching Contribution Account shall vest based on his Years of Vesting Service in accordance with the schedule selected in the MEP Participation Agreement Section F.3.

The Participant's interest in his Profit Sharing Contribution Account shall vest based on his Years of Vesting Service in accordance with the schedule selected in the MEP Participation Agreement Section F.3.

Notwithstanding the foregoing, a Participant shall become fully (100%) vested upon his attainment of Normal Retirement Age while an Employee, his death while an Employee or his suffering a Disability while an Employee. Effective January 1, 2007, if a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits provided under the Plan as if the Participant had resumed and then terminated employment on account of death pursuant to Code section 401(a)(37). If Participants become fully (100%) vested upon death while an Employee, Participants shall also become fully (100%) vested upon death while performing Qualified Military Service.

A Participant's Transfer Account, if any, shall remain subject to the vesting schedule that applied to the Account immediately prior to the transfer.

Section 6.03         FORFEITURES

(a)          Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account as soon as administratively feasible after such distribution; but no later than the end of the Plan Year following the Plan Year during which such distribution occurred. If the Participant elects to the extent permitted by Article 7 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance. No forfeitures will occur solely as a result of a Participant's withdrawal of Employee contributions.

For purposes of this Section, if the value of a Participant's vested Account balance is zero upon Termination, the Participant shall be deemed to have received a distribution of such vested Account.

(b)          Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited as soon as administratively feasible after the date he incurs five consecutive One-Year Breaks in Service; but no later than the end of the Plan Year following the Plan Year during which such break in service occurred.

43

ARTICLE 6 VESTING

(c)          Reemployment.

(1)         Before Five One-Year Breaks. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan and who also meets the requirements of Code sections 411(a)(7)(B) and (C), the Participant's Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Participating Employer contribution.

(2)         After Five One-Year Breaks. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service and is not fully (100%) vested upon reemployment, the Participant's Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully (100%) vested. A Participant with a balance in his Elective Deferral Account shall be considered a vested Participant for purposes of Code section 411(a)(6)(D)(iii).

(d)          Disposition of Forfeitures. Amounts forfeited from a Participant's Account under this Section shall be used in the following manner: restore forfeitures, reduce Participating Employer contributions (or reallocate as Participating Employer contributions) made pursuant to Article 4 or to pay reasonable Plan expenses. Effective for Plan Years beginning after the adoption of the 2010 Cumulative List (IRS Notice 2010-90) restatement, forfeitures cannot be used as Qualified Non-Elective Contributions, Qualified Matching Contributions, Elective Deferrals, or actual deferral percentage test safe harbor contributions (Code section 401(k)(12)). Any such disposition of forfeitures from a Participant's Account shall be made no later than the end of the Plan Year following the Plan Year during which the forfeiture occurred.

(e)          Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

(1)         A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(2)         At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

44

ARTICLE 6 VESTING

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

45

ARTICLE 7 DISTRIBUTIONS

ARTICLE 7

DISTRIBUTIONS

Section 7.01         COMMENCEMENT OF DISTRIBUTIONS

(a)          Normal Retirement. A Participant, upon attainment of his Normal Retirement Date, shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 7.02.

(b)          Late Retirement. If a Participant continues in the employ of the Participating Employer beyond his Normal Retirement Date, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section 7.02. Notwithstanding the preceding sentence, a Participant may, at any time after reaching his Normal Retirement Date but before actual retirement, elect to have the Plan Administrator commence the distribution of his benefit pursuant to Section 7.02 from his All Accounts by providing the Plan Administrator with a written election to that effect. Any such written election shall state the date upon which distribution of benefits is to commence and shall be effective upon delivery to the Plan Administrator. If Normal Retirement Date is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.

(c)          Disability Retirement. If a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he is determined to be Disabled.

(d)          Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 7.04 shall become entitled to receive the Participant's vested Account pursuant to Section 7.02.

(e)          Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment. Effective for distributions and severances from employment occurring after December 31, 2001, a Participant shall not be entitled to a distribution from his Elective Deferral Account, Qualified Non-Elective Contribution Account or Qualified Matching Contributions (and earnings attributable to these contributions) unless he has had a "severance from employment" within the meaning of Code section 401(k)(2)(B)(i)(I).

Section 7.02         TIMING AND FORM OF DISTRIBUTIONS

(a)          Distribution for Reasons Other Than Death. If a Participant's Account balance becomes distributable pursuant to Section 7.01 for any reason other than death, payment of his vested Account shall commence as soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment. Such Participant's benefit shall be payable, in cash, in a lump sum payment. No distribution shall be made if the Participant is rehired by the Participating Employer before payments commence.

(b)          Distribution on Account of Death.

46

ARTICLE 7 DISTRIBUTIONS

(1)         Before Distribution Has Begun. If the Participant dies before distribution of his Account begins, distribution of the Participant's entire Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(2)         After Distribution Has Begun. If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death. If the Participant's Account was not being distributed in the form of an annuity at the time of his death, the remaining balance shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

(c)          Valuation Date. The distributable amount of a Participant's Account is the vested portion of his Account as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or Beneficiary as reduced by any subsequent distributions, withdrawals or loans.

(d)          Ordering Rule. The Plan Administrator shall determine the ordering rule for distributions; provided that such ordering rule is nondiscriminatory. Such ordering rule may provide that the Participant or Beneficiary may elect to have payments made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account (as applicable) or in any combination of such Accounts and any other Account.

(e)          Restriction on Deferral of Payment. Unless otherwise elected, benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:

(1)         the Participant attains his Normal Retirement Date;

(2)         occurs the 10th anniversary of the year in which his participation commenced; or

(3)         the Participant has a Termination of Employment.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

(f)          Minimum Distribution Requirements. Distributions shall be made in a method that is in conformance with the requirements set forth in Section 7.05. Section 7.05 shall not be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and Beneficiaries that is not otherwise permitted by the Plan.

Section 7.03         CASH-OUT OF SMALL BALANCES

(a)          Vested Account Balance Does Not Exceed $1,000. Notwithstanding the foregoing, if the vested amount of an Account payable to a Participant or Beneficiary does not exceed $1,000 at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury Regulations), such vested Account shall be paid in a lump sum to the extent it is not subject to the automatic rollover provisions of Section 7.06(c) below.

47

ARTICLE 7 DISTRIBUTIONS

(b)          Vested Account Balance Exceeds $1,000. If the value of a Participant's vested Account balance exceeds $1,000 and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. Notwithstanding the foregoing, payments shall commence as of the Participant's Required Beginning Date in the form of a lump sum or installment payments. The Participant's consent shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date such payments must begin pursuant to the foregoing. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant's vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a single lump sum.

(c)          For purposes of this Section 7.03, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Code section 72(o)(5)(B).

(d)          Required Distributions and Plan Termination. Consent of the Participant or his spouse shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9), 401(k), 401(m), 402(g) or 415. In addition, upon termination of this Plan the Participant's Account balance shall be distributed to the Participant in a lump sum distribution. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

(e)          Treatment of Rollovers. Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions. For purposes of this Section 7.03, the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

Section 7.04         BENEFICIARY

(a)          Beneficiary Designation Right. Except as provided in Section 7.04(b), each Participant, and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual's death. The spouse of a married Participant shall be the sole primary Beneficiary of such Participant unless the requirements of Subsection (b) are met. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant's lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Except as provided in Section 7.04(b), each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator.

(b)          Form and Content of Spouse's Consent. The Participant may designate a Beneficiary other than his spouse pursuant to this Subsection if: (1) the spouse has waived the spouse's right to be the Participant's Beneficiary in accordance with this Subsection; (2) the Participant has no spouse; or (3) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury Regulations. If required, such consent: (1) shall be in writing; (2) shall relate only to the specific alternate Beneficiary or Beneficiaries designated (or permits Beneficiary designations by the Participant without the spouse's further consent); (3) shall acknowledge the effect of the consent; and (iv) shall be witnessed by a Plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.

48

ARTICLE 7 DISTRIBUTIONS

(c)          No Designated Beneficiary. In the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant's spouse or, if there is no spouse, to the Participant's children in equal shares or, if there are no children to the Participant's estate.

(d)          Revocation of Beneficiary Designation. A beneficiary designation to a spouse shall never be automatically revoked.

Section 7.05         MINIMUM DISTRIBUTION REQUIREMENTS

(a)          General Rules.

(1)         Effective Date. The requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

(2)         Construction. All distributions required under this Section shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G). Nothing contained in this Section shall be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and/or Beneficiaries that is not otherwise permitted by the Plan.

(3)         Limits on Distribution Periods. As of the first distribution calendar year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods:

(A)         the life of the Participant;

(B)         the joint lives of the Participant and a designated Beneficiary;

(C)         a period certain not extending beyond the life expectancy of the Participant; or

(D)         a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(b)          Time and Manner of Distribution.

(1)         Required Beginning Date. Unless an earlier date is specified in Section 7.02(b), the Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

49

ARTICLE 7 DISTRIBUTIONS

(2)         Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then unless an earlier date is specified in Section 7.02(b), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)         If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, unless otherwise specified in Section 7.02(b), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)         If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death unless an earlier date is specified in Section 7.02(b).

(D)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Subsection (b)(2), other than Subsection (b)(2)(i), will apply as if the surviving spouse were the Participant except as otherwise provided in Section 7.02(b).

For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(i). If distributions under an annuity purchased from an insurance Participating Employer irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)         Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance Participating Employer or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) to the extent otherwise permitted by the Plan. If the Participant's interest is distributed in the form of an annuity purchased from an insurance Participating Employer, distributions thereunder will be made in accordance with the requirements of Code 401(a)(9) and the regulations.

(c)          Required Minimum Distributions During Participant's Lifetime.

(1)         Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)         the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-2 using the Participant's age as of the Participant's birthday in the distribution calendar year; or

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ARTICLE 7 DISTRIBUTIONS

(B)         if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9 , Q&A-3 using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)         Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.

(d)          Required Minimum Distributions After Participant's Death.

(1)         Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(i)          The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)        If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)         No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of the September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)         Death Before Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Subsection (d)(1).

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ARTICLE 7 DISTRIBUTIONS

(B)         No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(i), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)          Definitions.

(1)         Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-4.

(2)         Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)         Life expectancy. Life expectancy is computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9, Q&A-1.

(4)         Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)          TEFRA Section 242(b)(2) Elections.

(1)         Notwithstanding any provision in the Plan to the contrary, distribution on behalf of any Employee, including a More Than 5% Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)         The distribution by the Plan is one that would not have disqualified such plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

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ARTICLE 7 DISTRIBUTIONS

(B)         The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(C)         Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(D)         The Employee had accrued a benefit under the Plan as of December 31, 1983.

(E)         The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

(2)         A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)         For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (f)(1)(i) and (v).

(4)         If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)         In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

(g)          Application of Five Year Rule.

(1)         To the extent permitted in Section 7.02(b), if the Participant dies before distributions are required to begin and there is a designated Beneficiary, distributions to the designated Beneficiary are not required to begin by the date specified in Subsection (b)(2), but the Participant's entire interest may be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

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ARTICLE 7 DISTRIBUTIONS

(2)         To the extent permitted in Section 7.02(b), Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Subsections (b)(2), (d)(2) and (g)(1) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Subsections (b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsections (b)(2), (d)(2) and (g)(1).

Section 7.06         DIRECT ROLLOVERS

(a)          In General. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner), a distributee may not make the election described in the preceding sentence to roll over a portion of the eligible rollover distribution. This Paragraph shall be subject to Code sections 401(a)(31) and 402(f); Treas. Reg. sections 1.401(a)(31)-1, 1.402(c)-2 and 1.401(k)-1(f); and IRS Notices 2005-5, 2008-30, 2009-69, and 2009-75.

Effective January 1, 2007, a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Code section 401(a)(9)(E) may, after the death of the Participant, make a direct rollover of a distribution to an IRA established on behalf of the designated Beneficiary; provided the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant's spouse. Such direct rollovers shall be subject to the terms and conditions of IRS Notice 2007-7 and superseding guidance, including but not limited to the provision in Q&A-17 regarding required minimum distributions. Effective January 1, 2010, the distributions described in this Paragraph shall be subject to Code sections 401(a)(31), 402(f) and 3405(c).

(b)          Definitions.

(1)         Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) during a year. For purposes of the $200 rule in the preceding sentence, a distribution from a Roth Elective Deferral Account and a distribution from other Accounts under the Plan are treated as made under separate plans.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), an annuity contract described in Code section 403(b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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ARTICLE 7 DISTRIBUTIONS

(2)         Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code section 408(a), individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), or a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p).

If any portion of an eligible rollover distribution is attributable to payments or distributions from a Roth Elective Deferral Account, an eligible retirement plan shall only include another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) during a year. In addition, if elected by the Plan Administrator in a nondiscriminatory manner, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) during a year. The provisions of this Section that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.

(3)         Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)         Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)          Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) in accordance with the provisions of Section 7.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.02, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant's distribution attributable to any Rollover Contribution is included. Eligible rollover distributions from a Participant's Roth Elective Deferral Account are separately taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

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ARTICLE 7 DISTRIBUTIONS

Section 7.07         MINOR OR LEGALLY INCOMPETENT PAYEE

If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to such person and there is no legal guardian, the Plan Administrator may direct that payment be made to: (a) a parent, (b) a person holding a power of attorney; (c) a person authorized to act on behalf of such person under state law, or (d) the custodian for such person under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.

Section 7.08         MISSING PAYEE

If all or any portion of the distribution payable to a Participant or Beneficiary remains unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after making reasonable efforts to contact the Participant or Beneficiary (which may include, but not be limited to, sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary; using the Social Security Administration letter forwarding service; and/or a commercial locating service) the Plan Administrator may use a reasonable method to remove the assets from the Plan that is consistent with ERISA and the Code. Such methods may include, but not be limited to, (a) creating an individual retirement plan designated by the Plan Administrator; or (b) if, for a period of more than five years after such distribution becomes payable or six months after all attempts to locate the Participant or Beneficiary, the Plan Administrator is still unable to ascertain the whereabouts of the Participant or Beneficiary, the amount so distributable may be treated as a forfeiture under Article 6 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit pursuant to clause (b) of the preceding sentence, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant's Account under this Section shall be used pursuant to Section 6.03(d).

Section 7.09         DISTRIBUTIONS UPON TERMINATION OF PLAN

Except as provided in Section 13.03, a Participant shall receive the balance of his Account in a lump sum payment upon termination of the Plan without the establishment of an alternative defined contribution plan (as described in Treas. Reg. section 1.401(k)-1(d)(4)) other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

Section 7.10         QUALIFIED RESERVIST DISTRIBUTIONS

A "qualified reservist distribution" is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (1) the distribution is from amounts attributable to elective deferrals in a 401(k) plan; (2) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (3) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

ARTICLE 8

IN-SERVICE DISTRIBUTIONS AND LOANS

Section 8.01         ATTAINMENT OF AGE 59-1/2

A Participant may receive a distribution after attainment of age 59-1/2 from all of his Accounts that are fully (100%) vested. Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) and/or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.

Section 8.02         OTHER WITHDRAWALS

A Participant may receive a distribution from his Rollover Contribution Account at any time.

Section 8.03         TRANSFER ACCOUNT

In addition to the foregoing, a Participant may receive a distribution from his Transfer Account as permitted under the terms of any plan from which funds in such Account were transferred to the extent that such optional forms of benefit must be preserved pursuant to Code section 411(d)(6).

Section 8.04         RULES REGARDING IN-SERVICE DISTRIBUTIONS

(a)          In General. This Section shall apply only to the extent that in-service withdrawals are otherwise permitted pursuant to this Article 8.

(b)          Frequency and Amount of Withdrawals. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of withdrawals; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

(c)          Form of Withdrawals. All distributions of amounts withdrawn pursuant to this Article 8 shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Such distributions may be paid in cash or in-kind.

(d)          Active Employment. Only Employees shall be eligible to receive in-service distributions pursuant to this Article 8.

(e)          Ordering Rule. The Plan Administrator shall determine the ordering rule for in-service distributions. Such ordering rule may provide that the Participant may elect to have payments made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account or in any combination of such Accounts and any other Account.

(f)          Transfer Account. A Participant may receive a distribution from the vested portion of his Transfer Account only to the extent such Account was not transferred from a qualified plan subject to Code section 412, to the extent Section 8.04 applies or to the extent the Plan permits distributions to be made to a Participant who has attained age 62 and who has not separated from employment.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

Section 8.05         LOANS

(a)          Eligible Participants. Unless elected otherwise in Section F.7. MEP Participation Agreement, a Participant may apply for a loan from the Plan and the provisions of Code section 72(p) and Treas. Reg. section 1.72(p)-1 shall apply to the Plan and are hereby incorporated by reference. The Plan Administrator may provide that a loan may only be granted for the purpose of enabling the Participant to meet a financial hardship or an unusual or special situation in his financial affairs. Loans shall only be granted pursuant to the terms of this Section to persons who the Plan Administrator determines have the ability to repay the loan. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants and loans shall be made available to all Participants on a nondiscriminatory and reasonably equivalent basis.

(b)          Maximum Loan Amount. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of:

(1)         $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

(2)         one-half the present value of the vested Account balance of the Participant or, if greater and so provided by the Plan Administrator, the total vested Account balance up to $10,000; provided that additional security is given to the extent such loan exceeds 50% of the vested Account balance.

For the purpose of the above limitation, all loans from all qualified plans of the Employer are aggregated.

(c)          Loan Term and Amortization. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan If so provided by the Plan Administrator, a loan term may extend beyond five years if the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

(d)          Minimum Loan Amount - Maximum Number of Loans. The Plan Administrator shall specify a minimum loan amount and the maximum number of loans outstanding at any one time.

(e)          Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

(f)          Security. All loans shall be secured by no more than one-half of the vested portion of the Participant's Accounts (determined immediately after the origination of the loan) and such additional security as the Plan Administrator may deem necessary. All loans made to Participants under this Section are to be considered Trust Fund investments and shall be segregated as provided in Article 9 hereof unless the Plan Administrator provides otherwise.

(g)          Repayment. Loans shall be repaid in accordance with the foregoing and the Plan Administrator may require as a condition to granting such loan that it be repaid through payroll deductions. Unless the loan note provides otherwise, the principal amount of the loan and accrued interest shall become immediately due and payable upon a Termination of Employment. Repayment may be suspended pursuant to Code section 414(u).

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

(h)          Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

(i)          Default. In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

(j)          Loans to Self-Employed Persons. For Plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation. An owner-employee means, if the Employer is a sole proprietorship, an individual who is the sole proprietor, or, if the Employer is a partnership, a partner owning more than 10% of either the capital or profits interest of the partnership.

(k)          Loan Procedures. The Plan Administrator is authorized to adopt any administrative rules or procedures that it deems necessary or appropriate with respect to the granting and administering of loans under this Article 8.

(l)          Ordering Rule. The Plan Administrator shall determine from which Accounts a Participant may receive a loan and the ordering rule for loans. Such ordering rule may provide that the Participant may elect to have loans made first or last from his Roth Elective Deferral Account or Voluntary Contribution Account (if applicable) or in any combination of such Accounts and any other Account.

(m)          Spousal Consent. If so provided by the Plan Administrator, the Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

Notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

Section 8.06         HARDSHIP DISTRIBUTION

Unless elected otherwise in Section F.8. MEP Participation Agreement, a Participant may receive a hardship distribution pursuant to the following provisions.

(a)          Hardship events. The Plan Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of the vested interest of their Elective Deferral Account only, valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. For purposes of this Section, a Participant shall include an Employee who has an Account balance in the Plan. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is for an immediate and heavy financial need. The Plan Administrator will determine whether there is an immediate and heavy financial need based on the facts and circumstances. An immediate and heavy financial need includes, but is not limited to, a distribution for one of the following:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(4) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(5) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

(6) Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) Other limits and conditions. No distribution shall be made pursuant to this Section from the Participant's Account until such Account has become fully vested. Furthermore, if a hardship distribution is permitted from more than one Account, the Plan Administrator may determine any ordering of a Participant's hardship distribution from such Accounts.

(c) Distribution rules apply. Any distribution made pursuant to this Section shall be made in a manner that is consistent with and satisfies the provisions of Article 7, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

60

ARTICLE 9 INVESTMENT AND VALUATION OF TRUST FUND

ARTICLE 9

INVESTMENT AND VALUATION OF TRUST FUND

Section 9.01         INVESTMENT OF ASSETS

All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 9. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Participating Employer and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan's assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.

Section 9.02         PARTICIPANT SELF-DIRECTION

(a)          In General. The Plan Administrator may permit Participants to direct the investment of their Accounts pursuant to this Section 9.02. Any Participant self-direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time. If permitted by the Plan Administrator, a Participant may direct the investment of all of his Accounts.

(b)          Investment Elections. Each Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of the available Investment Funds, subject to such rules and limitations as the Plan Administrator may prescribe. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.

(c)          Loans. Any assets that are held in the form of a Participant loan made pursuant to Article 8 shall be treated as a segregated investment.

(d)          Right to Divest Publicly Traded Employer Securities. This Subsection shall apply to the extent that the Plan holds publicly traded employer securities and shall be interpreted in accordance with Code section 401(a)(35)(H), IRS Notice 2006-107, Treas. Reg. section 1.401(a)(35)-1. This Subsection shall not apply if the Plan is a one-participant plan.

(1)         Right to Divest. An applicable individual may elect to direct the Plan to divest any publicly traded employer securities held in the applicable portion of his or her Account and to reinvest an equivalent amount in other investment options offered under the Plan. This diversification right only applies to publicly traded employer securities that are held in the Account for which the individual meets the definition of applicable individual. The investment options offered shall include not less than three investment options, other than employer securities, to which the applicable individual may direct the proceeds of the divestment of employer securities, and each investment option must be diversified and have materially different risk and return characteristics. The opportunity to divest and reinvest shall be offered no less frequently than quarterly. The Plan shall not impose any restrictions or conditions with respect to the investment of employer securities in violation of Code section 401(a)(35)(D)(ii)(II).

(2)         Notice. The Plan Administrator shall provide a notice to applicable individuals not later than 30 days before the first date on which the individuals are eligible to exercise their rights. The notice shall describe the diversification rights provided under Code section 401(a)(35) and describe the importance of diversifying the investment of retirement account assets. Plans with Plan Years beginning on or after January 1, 2007, but before February 1, 2007, are not required to furnish the notice earlier than January 1, 2007.

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(3)         Transition Rules. The transition rules described in IRS Notice 2006-107 (extended by IRS Notice 2008-7) and Code section 401(a)(35)(H) shall apply.

(4)         Definitions.

(A)         The term publicly traded employer securities means employer securities which are readily tradable on an established securities market. Employer securities shall be treated as publicly traded employer securities if any Employer corporation, or any member of the controlled group of corporations that includes an Employer corporation, has issued a class of stock that is a publicly traded employer security. However, the Plan is not treated as holding employer securities with respect to any securities held by either an investment Participating Employer registered under the Investment Participating Employer Act of 1940 or a similar pooled investment vehicle that is regulated and subject to periodic examination by a State or Federal agency.

(B)         The term applicable individual means:

(i)          With respect to Elective Deferrals and Employee contributions, including rollovers (and earnings thereon): (1) any Participant, (2) any Alternate Payee who has an Account under the Plan, and (3) any Beneficiary of a deceased Participant.

(ii)         With respect to other Employer contributions (and earnings thereon): (1) a Participant who has completed at least three years of service, (2) an Alternate Payee who has an Account under the Plan with respect to a Participant who has completed at least three years of service, or (3) a Beneficiary of a deceased Participant.

Section 9.03         INDIVIDUAL ACCOUNTS

There shall be maintained on the books of the Plan with respect to each Participant, as applicable, an Elective Deferral Account, Pre-tax Elective Deferral Account, Roth Elective Deferral Account, In-Plan Roth Rollover Account, Matching Contribution Account (and Qualified Matching Contribution Account), Profit Sharing Contribution Account, Rollover Contribution Account, Qualified Non-Elective Contribution Account, Transfer Account and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant's interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, or as otherwise required, a statement of his Account. A Participant's interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.

Section 9.04         QUALIFYING EMPLOYER INVESTMENTS

The Trustee may not invest the assets of the Trust Fund in "qualifying employer securities" or "qualifying employer real property" as those terms are defined in ERISA.

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Section 9.05         ALLOCATION OF EARNINGS AND LOSSES

(a)          Reinvestment. The dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested.

(b)          Valuation. The assets of each Investment Fund shall be valued at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant's allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant's interest in the applicable Investment Fund. For purposes of the allocation of investment earnings and losses, the Plan Administrator may adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.

(c)          Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by: (1) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date; (2) increasing or reducing such Accounts by the Participant's share of earnings and losses and reasonable fees charged against such Accounts at the direction of the Plan Administrator; and (3) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

(d)          Allocation of Expenses. The Plan Administrator may allocate all, none or any portion of the Plan's expenses to Participant Accounts. When allocating expenses among Participant Accounts, the Plan Administrator may allocate such expenses using any reasonable method that does not violate Title I of ERISA and does not discriminate in favor of Highly Compensated Employees within the meaning of applicable provisions of Code section 401(a)(4). Such methods may include, but not be limited to: (1) allocating expenses only to current or former Employees (or among any other classification(s) of Employees); (2) allocating expenses directly to individual Employees; (3) allocating expenses using the per capita or pro rata method; and (4) any combination of the foregoing.

(e)          Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.

(f)          No Rights Created by Allocation. An allocation of contributions or earnings to the separate Account of a Participant under this Article 9 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

(g)          Dividends and Credits. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account for whose benefit the contract is held. No contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Participating Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Participating Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Participating Employer may be returned to the Participating Employer pursuant to Article 10.

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Section 9.06         VOTING RIGHTS

A Participant shall not have the right to direct the Trustee as to the exercise of voting rights with respect to any Trust Fund investment.

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ARTICLE 10

TRUST FUND

Section 10.01 TRUST FUND

(a)    Continuation of Trust Fund. A Trust is hereby established or continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Participating Employer shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Participating Employer, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.

(b)      Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding Trust).

(c)      Return of Contributions. Notwithstanding any other provision of the Plan: (1) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Participating Employer within one year after such determination, provided the application for determination is made by the time prescribed by law; (2) contributions made by the Participating Employer based upon mistake of fact may be returned to the Participating Employer within one year of such contribution; (3) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Participating Employer within one year of the disallowance of such deduction; and (4) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Participating Employer if such distribution does not contravene any provision of applicable law.

In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Participating Employer but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Participating Employer, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

(d)     Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance Participating Employer holding assets outside of the Trust Fund. The Trustee may require the Participating Employer to serve as custodian for all promissory notes and related documents issued in connection with the Plan's Participant loan program and require the Participating Employer to be responsible for the safekeeping of same.

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(e)     Group Trust. In the event that the Trust is a part of any group trust (within the meaning of Internal Revenue Service Revenue Rulings 81-100 and 2011-1): (1) participation in the Trust is limited to (i) individual retirement accounts which are exempt under Code section 408(e), (ii) pension and profit-sharing trusts which are exempt under Code section 501(a) by qualifying under Code section 401(a) and (iii) accounts under Code sections 403(b)(7), 403(b)(9) and governmental retiree benefit plans under Code section 401(a)(24) to the extent the requirements of Revenue Ruling 2011-1 are met; (2) no part of the corpus or income which equitably belongs to any individual retirement account or Employer's trust may be used for or diverted to any purposes other than for the exclusive benefit of the individual or the Employees, respectively, or their Beneficiaries who are entitled to benefits under such participating individual retirement account or Employer's trust; (3) no part of the equity or interest in the Trust Fund shall be subject to assignment by a participating individual retirement account or Employer's trust; and (4) the Trustee shall maintain separate accounts for each participating trust or individual retirement account.

Section 10.02 DUTIES OF THE TRUSTEE

(a)    In General. The Trustee is not a party to, and has no duties or responsibilities under the Plan, other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)    Contributions. The Trustee agrees to accept contributions that are paid to it by the Participating Employer (as well as Rollover Contributions and direct transfers from other eligible retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. In-kind contributions of other than qualifying employer securities are permitted only in non-pension plans provided that the contribution is discretionary and unencumbered. Qualifying employer securities may be contributed to both pension and non-pension plans subject to the requirements of ERISA section 408(e). The Trustee shall have no responsibility for any property until it is received by the Trustee. The CEO of each Participating Employer has the duty to determine and collect contributions under the Plan. The Participating Employer shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

(c)    Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 10.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments, the Participating Employer acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.

(d)    Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Participating Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Participating Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

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(e)    Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Participating Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.

(f)    Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

(g)    Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.

(h)    Notice. The Trustee shall provide the Participating Employer with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Participating Employer of any claim against the Plan and Trust.

(i)    Other Fiduciaries. The Trustee shall not be responsible for the acts or omissions of any other persons except as may be required by ERISA section 405.

Section 10.03 GENERAL INVESTMENT POWERS

In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 10.04 hereof:

(a)    Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

(b)    Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, provided that such property is held in conformance with DOL Reg. section 2550-403a-1(b) and that such property is held by (i) a bank or trust Participating Employer that is subject to supervision by the United States or a state, or a nominee of such bank or trust Participating Employer, (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; (iii) a "clearing agency," as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee; or (iv) any other entity as provided in DOL Reg. section 2550-403a-1(b);

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(c)      Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

(d)      To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(e)      Pursuant to the terms of Section 10.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(f)      Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise monies from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;

(g)      To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h)      To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i)      To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(j)       To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings (arbitration shall not be permitted to the extent the claim involves a Participant);

(k)       To invest in Treasury Bills and other forms of United States government obligations;

(l)      To deposit cash in accounts in the banking department of the Trustee or an affiliated banking organization;

(m)      To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

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(n)       To invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;

(o)      To sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;

(p)      To repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;

(q)      To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

(r)      To purchase any authorized investment at a premium or at a discount;

(s)      To purchase any annuity contract; and

(t)      To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Section 10.04 OTHER INVESTMENT POWERS

(a)    Requirement for Preapproval. The powers granted the Trustee under Section 10.03 shall be exercised by the Trustee upon the written direction from the Investment Fiduciary pursuant to Sections 10.05 and 10.06. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required direction or approval.

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(b)    Prohibited Transactions. The Trustee shall not engage in any prohibited transaction within the meaning of the Code and ERISA.

(c)    Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.

(d)    Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.

Section 10.05 INSTRUCTIONS

(a)    Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Participating Employer, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Participating Employer. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Participating Employer and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

(b)    Designation of Agent.

(1)    Plan Sponsor. The Plan Sponsor shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor.

(2)    Trustee. If there is more than one Trustee, the Trustees may designate one or more of the Trustees to act on behalf of the Trustees. Such designated Trustee shall be authorized to take any and all actions and execute and deliver such documents as may be necessary or appropriate.

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(c)      Procedures. The Trustee may adopt such rules and procedures as it deems necessary, desirable, or appropriate including, but not limited to: (1) taking action with or without formal meetings; and (2) in the event that there is more than one Trustee, a procedure specifying whether action may be taken by a less than unanimous vote.

(d)      Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

Section 10.06 INVESTMENT OF THE FUND

(a)    Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the first sentence of Subsection (b) below, the available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

(b)    Participant Self-Direction. To the extent permitted by the Plan Administrator pursuant to Section 9.02, each Participant shall have the right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate Accounts of the Participant under the Plan among any one or more of the available Investment Funds; provided, however, that during any transition period as may be determined by the Investment Fiduciary, the Investment Fiduciary may direct the investment by the Trustee into the Investment Funds available during such period with respect to which individual Participants' directions shall not have been made or shall not have been permitted to be made under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.

(c)    Investment Managers.

(1)      Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.

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(2)      Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.

(d)      Proxies.

(1)      Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Participating Employer or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.

(2)      Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Participating Employer, the Investment Fiduciary, or if otherwise permitted in the Plan, the Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Participating Employer.

(3)      Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

Section 10.07 COMPENSATION AND INDEMNIFICATION

(a)    Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Plan Sponsor; provided that such compensation does not result in a prohibited transaction within the meaning of the Code and ERISA. If the Trustee and the Participating Employer mutually agree that the Trustee may retain as additional compensation for its services any earnings resulting from the anticipated short-term investment of funds ("float") on Plan assets deposited in or transferred to a Trustee general or omnibus account, then the Trustee shall be authorized to retain such float; provided, that such agreement: (i) discloses the specific circumstances under which float will be earned and retained, (ii) in the case of float on distributions, discloses when the float period commences and ends, and (iii) discloses the rate of the float or the specific manner in which such rate will be determined. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Participating Employer.

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ARTICLE 10 TRUST FUND

(b)    Indemnification. The Participating Employer shall indemnify and hold harmless the Trustee (and its delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.

Section 10.08 RESIGNATION AND REMOVAL

(a)    Resignation. The Trustee may resign at any time by written notice to the Plan Sponsor which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.

(b)    Removal. The Trustee may be removed by the Plan Sponsor at any time.

(c)    Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Plan Sponsor appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

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ARTICLE 11 SPECIAL TOP-HEAVY RULES

ARTICLE 11

SPECIAL TOP-HEAVY RULES

Section 11.01 TOP-HEAVY STATUS

The special provisions set forth in this Article 11 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is "Top-Heavy." This Plan is Top-Heavy for any Plan Year beginning after 1983:

(a)    If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)    If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)    If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Section 11.02 MINIMUM ALLOCATIONS

(a)    In General. Notwithstanding other provisions of this Plan, for any Plan Year during which this Plan is Top-Heavy and the Top-Heavy minimum allocation is not met solely or partially in another plan, the following shall apply:

(1)      A Participant specified in Subsection (a)(2) below shall receive the minimum allocation or benefit requirement applicable to Top-Heavy plans specified in (a)(3) below.

(2)      Participants Receiving Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01 other than a frozen plan in which no additional accruals are being made, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee who is not a Key Employee; and (ii) employed by the Employer on the last day of the Plan Year. If the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, and the Top-Heavy minimum is to be made in this Plan for such Participant, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee as described in the applicable plan document; and (ii) has completed 1,000 Hours of Service (in accordance with such defined benefit plan) during such Plan Year. In the event a Participant is entitled to a Top-Heavy minimum benefit accrual under a defined benefit plan and is not otherwise eligible for a Top-Heavy minimum allocation under this Plan because of severance of employment prior to the last day of the Plan Year, such requirement shall be waived in this Plan solely to the extent the Top-Heavy minimum is required to be given in this Plan. Participants covered by a collective bargaining agreement shall share in Top-Heavy minimum allocations provided retirement benefits were the subject of good faith bargaining.

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ARTICLE 11 SPECIAL TOP-HEAVY RULES

(3)      Amount of Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01, the Top-Heavy minimum allocation ("defined contribution minimum") shall not be less than the lesser of 3% of such Participant's Statutory Compensation or the largest percentage of Participating Employer contributions (including Elective Deferrals) and forfeitures, as a percentage of Key Employee's Statutory Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. If: (i) the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, (ii) satisfies the requirement in the defined benefit plan to receive the Top-Heavy minimum under the terms of that plan, and (iii) the Top-Heavy minimum is to be given in this Plan, the Top-Heavy minimum benefit ("defined benefit minimum") shall be determined under one of the following methods:

(A)      Defined Benefit Minimum. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (i) a Participant's average annual compensation for the period of consecutive years (not exceeding five) when the Participant had the highest aggregate compensation from the Employer and (ii) the lesser of 2% per year of service or 1-year period of service (within the meaning of Code section 416), as applicable, with the Employer or 20%, subject to the rules of Code section 416 and the Regulations thereunder;

(B)      Floor Offset. A floor offset approach, pursuant to Revenue Ruling 76-259, 1976-2 C.B. 111, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to Subsection (A) above is offset by the benefits provided under the defined contribution plan (or plans);

(C)      Comparability Analysis. A demonstration, using a comparability analysis of Rev. Rul. 81-202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to Subsection (A) above; or

(D)      Defined Contribution Minimum. An allocation of Employer contributions and forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal to 5% of the Participant's Statutory Compensation unless off-setting a portion of the minimum allocation in another plan or the Participant in this Plan is not a participant in the defined benefit plan. If the Plan allocates its Profit Sharing or Pension Contribution using permitted disparity (integration), it may, therefore, substitute the 3% in the first step of its allocation process with 5% (or such other amount required) in order to satisfy the Top-Heavy minimum allocation.

(4)      The minimum allocation is determined without regard to any Social Security contribution. The Top-Heavy minimum shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of: (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan); (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount. Except as provided in Subsections (b) and (c) below, neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum Top-Heavy contribution requirement.

(5)      Contributions under other Plans. In the event the minimum allocation requirement discussed in Subsection 11.02(a) is met solely or partially in another plan, this Plan may offset the minimum required allocation in Subsection 11.02(a) by the amount allocated in or the benefit accrued in the other plan. If, after applying the requirements of Code section 416, corresponding regulations and this Article 11, the Top-Heavy minimum allocation is not satisfied, then additional contributions may be made to this Plan and/or to one or more plans that are part of the Required Aggregation Group or Permissive Aggregation Group.

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ARTICLE 11 SPECIAL TOP-HEAVY RULES

(b)    Matching Contributions. Employer Matching Contributions may be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(c)    The Top-Heavy requirements of Code section 416 and this Section shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code sections 401(k)(11), 401(k)(12) or 401(k)(13) and Matching Contributions with respect to which the requirements of Code sections 401(m)(10), 401(m)(11) or 401(m)(12) are met; or in which the Plan is part of an "eligible combined plan" in compliance with Code section 414(x), IRS Notice 2009-71, and any superseding/subsequent guidance.

Section 11.03 MINIMUM VESTING

(a)    For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 6:

Years of Vesting Service	Vesting
Percentage
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

(b)    The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan initially became Top-Heavy and such Employee's Account balance attributable to Participating Employer contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

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ARTICLE 12 PLAN ADMINISTRATION

ARTICLE 12

PLAN ADMINISTRATION

Section 12.01 PLAN ADMINISTRATOR

(a)   Designation. The Plan Administrator shall be the Plan Sponsor. The Plan Sponsor may subsequently designate other persons to serve as Plan Administrator.

(b)   Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA, and as such shall have total and complete discretionary power and authority:

(1)      to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;

(2)      to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 12;

(3)      to determine the amount and manner of any allocations and/or benefit accruals hereunder, including whether the Plan maintains an ERISA account and the manner in which amounts deposited in such ERISA account shall be allocated;

(4)      to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(5)      to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under applicable law or the provisions of this Plan;

(6)      to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(7)      to approve and enforce any loan hereunder including the repayment thereof;

(8)      to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(9)      to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable; and shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by same;

(10)      to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

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ARTICLE 12 PLAN ADMINISTRATION

(11)      to arrange for bonding, if required by law;

(12)      to adjust Accounts in order to correct errors or omissions;

(13)      to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(14)      to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

(15)      to supply such information to any person as may be required;

(16)      to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan; and

(17)      to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.

(c)      In performing its duties, the Plan Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(d)      Procedures. The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator's decisions shall be binding and conclusive as to all parties.

(e)      Allocation of Duties and Responsibilities. The Plan Administrator may designate other persons to carry out any of his duties and responsibilities under the Plan.

Section 12.02 INVESTMENT FIDUCIARY

(a)    Designation. The Investment Fiduciary shall be the Trustee.

(b)    Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:

(1)      to manage the investment of the Trust Fund;

(2)      to appoint one or more Investment Managers;

(3)      to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;

(4)      to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and

(5)      to supply such information to any person as may be required.

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ARTICLE 12 PLAN ADMINISTRATION

(c)      Procedures. The Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it. The Investment Fiduciary's decisions shall be binding and conclusive as to all parties.

Section 12.03 COMPENSATION OF PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY

The Plan Administrator and Investment Fiduciary shall be entitled to reasonable compensation for their services as is mutually agreed upon to the extent that such compensation would not constitute a prohibited transaction within the meaning of the Code and ERISA.

Section 12.04 PLAN EXPENSES

All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Participating Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Section 12.05 ALLOCATION OF FIDUCIARY RESPONSIBILITY

A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section 12.06 INDEMNIFICATION

The Participating Employer shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator (and their delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 12.07 CLAIMS PROCEDURES

(a)   Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a "Claimant") may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim.

(b)   Timing of Notice of Denied Claim. The Plan Administrator shall notify the Claimant of any adverse benefit determination within a reasonable period of time, but not later than 90 days (45 days if the claim relates to a disability determination) after receipt of the claim. This period may be extended one time by the Plan for up to 90 days (30 additional days if the claim relates to a disability determination), provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial review period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period.

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ARTICLE 12 PLAN ADMINISTRATION

(c)   Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.

(d)   Appeals of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator's written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

(e)   Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (4) a statement describing the Claimant's right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties. If the Plan Administrator provides the claimant with a final notice of denial of appeal, in order to preserve his or her claim, the Claimant must file an action with respect to the denied claim no later than 180 days following the date of the Plan Administrator's final notice of denial of appeal.

(f)   Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

Section 12.08 WRITTEN COMMUNICATION

To the extent permitted by applicable Treasury and/or Department of Labor Regulations and accepted by the Plan Administrator and, as applicable, the Trustee, all provisions of the Plan and Trust that require written notices and elections shall be interpreted to mean authorized electronic and telephonic notices and elections. Any notice made under the terms of the Plan may be made in any electronic or telephonic method.

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ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

ARTICLE 13

AMENDMENT, MERGER AND TERMINATION

Section 13.01 AMENDMENT

The provisions of the Plan may be amended at any time and from time to time by the Plan Sponsor, provided, however, that:

(a)    No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit and no amendment shall increase the duties and liabilities of the Trustee without the Trustee's consent. For purposes of this Subsection, a Plan amendment which has the effect of decreasing a Participant's Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

A Plan amendment may not decrease a Participant's accrued benefits, or otherwise place greater restrictions or conditions on a Participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11). Notwithstanding the foregoing, an amendment described in the previous sentence does not violate Code section 411(d)(6) to the extent: (1) it applies with respect to benefits that accrue after the applicable amendment date; (2) the Plan amendment changes the Plan's Vesting Computation Period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c); or (3) permitted under Code section 412(d)(2) or Treas. Reg. sections 1.411(d)-3 and 1.411(d)-4 and any superseding guidance.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment is permitted under applicable Treasury Regulations.

A Plan amendment may also provide exceptions from the general prohibition against the elimination or restriction of optional forms of benefit for in-kind distributions and elective transfers as specified under Treas. Reg. section 1.411(d)-4 Q&A 2 and 3.

(b)    The Plan Sponsor may: (1) change the choice of optional language in the plan document; (2) add overriding language in the plan document when such language is necessary to satisfy Code sections 415 or 416 because of the required aggregation of multiple plans; (3) amend administrative provisions of the Trust or custodial document and the name of any pooled trust in which the Plan's Trust will participate; (4) add certain sample or model amendments published by the Internal Revenue Service or other required good faith amendments which specifically provide that their adoption will not cause the Plan to be treated as individually designed; (5) add or change provisions permitted under the Plan and/or specify or change the effective date of a provision as permitted under the Plan; and (6) adopt other amendments permitted under Revenue Procedure 2011-49 and any superseding guidance that do not cause the Plan to become individually designed (this would include, but not be limited to, situations where a closing agreement under the Audit Closing Agreement Program or a compliance statement under the Voluntary Correction Program has been issued with respect to the Employer's Plan with regard to the amendment).

(c)    If the Plan's vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

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ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

(d)    If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)      60 days after the amendment is adopted;

(2)      60 days after the amendment becomes effective; or

(3)      60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

The election provided for in this Section 13.01 shall be made in writing and shall be irrevocable when made.

(e)      Code section 411(d)(6) protected benefits will be available without regard to Employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q & A's #8 & 9.

(f)      An amendment or restatement of the Plan may be made by any method including a formal record of action by the Plan Sponsor or other written document and execution of such amendment or restatement may be made by written or electronic means.

Section 13.02 MERGER AND TRANSFER

(a)      Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.

(b)     Transfer. The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan in a form acceptable to the Trustee; provided that the Trustee receives sufficient evidence that the transferor plan is a tax-qualified plan and further provided that the Trustee shall not be liable for any breach of duty or error in respect of the other qualified plan. The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.

82

ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

Section 13.03 TERMINATION

(a)    It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.

(b)    Each entity constituting the Participating Employer reserves the right to terminate its participation in this Plan. Each such entity constituting the Participating Employer shall be deemed to terminate its participation in the Plan if: (1) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Participating Employer; or (2) it sells all or substantially all of its assets to an entity that is not an affiliate of another entity constituting the Participating Employer.

(c)    Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

83

ARTICLE 14 MISCELLANEOUS

ARTICLE 14

MISCELLANEOUS

Section 14.01 NONALIENATION OF BENEFITS

(a)     Except as provided in Section 14.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Participating Employer, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participating Employer, Participant or Beneficiary. Except as provided in Section 14.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.

(b)     Notwithstanding the foregoing, the Trustee and/or Plan Administrator may:

(1)     Subject to Section 14.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(2)     Comply with any federal tax levy made pursuant to Code section 6331.

(3)     Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(4)     Bring action to recover benefit overpayments.

Section 14.02 RIGHTS OF ALTERNATE PAYEES

(a)     General. An Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 14.02.

(b)     Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant's benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant's benefits under the Plan to an Alternate Payee in accordance with a Qualified Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p).

(c)     Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant's vested Accounts after deduction of any outstanding loan.

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ARTICLE 14 MISCELLANEOUS

(d)        Default Rules. Unless a Qualified Domestic Relations Order provides to the contrary:

(1)     Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid pursuant to Section 7.04(c) (substituting "Alternate Payee" for "Participant"). Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee's death.

(2)     Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

(3)     Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.

(e)     Withdrawals/Loans. An Alternate Payee shall not be permitted to make any withdrawals under Article 8 and shall not be permitted to make a loan from the separate Account established for the Alternate Payee pursuant to the Qualified Domestic Relations Order.

(f)     Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(g)     Plan Procedures. The Plan Administrator shall be responsible for establishing reasonable procedures for determining whether any domestic relations order received with respect to the Plan qualifies as a Qualified Domestic Relations Order, and for administering distributions in accordance with the terms and conditions of such procedures and any Qualified Domestic Relations Order. Effective April 6, 2007, pursuant to DOL regulation 2530.206, a domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the domestic relations order: (1) revises or is issued after another domestic relations order or Qualified Domestic Relations Order, or (2) the domestic relations order is issued after the Participant's death, divorce or Annuity Starting Date.

Section 14.03 NO RIGHT TO EMPLOYMENT

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 14.04 NO RIGHT TO TRUST ASSETS

No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon Termination of Employment or otherwise, except as specifically provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

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ARTICLE 14 MISCELLANEOUS

Section 14.05 GOVERNING LAW

This Plan shall be construed in accordance with and governed by the laws of California to the extent not preempted by Federal law.

Section 14.06 SEVERABILITY OF PROVISIONS

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 14.07 HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 14.08 GENDER AND NUMBER

Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

Section 14.09 DISASTER RELIEF

The Plan may grant temporary disaster relief in compliance with Code sections 1400M and 1400Q, and subsequent guidance and/or law, to the extent provided in a resolution by the Plan Sponsor. Such resolution by the Plan Sponsor may include, but is not limited to: (a) increasing the statutory limits on, delaying the repayment of, and/or waiving the adequate security requirement for Participants loans; (b) permitting qualified disaster distributions; and/or (c) permitting the re-contribution of prior disaster distributions by Participants.

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

ARTICLE 15

MULTIPLE EMPLOYER PROVISIONS

Section 15.01 ELECTION AND OVERRIDING EFFECT

If a Participating Employer adopts this Plan by signing the MEP Participation Agreement, then the provisions of this Article 15 shall apply to such Participating Employer as of the Effective Date specified in its MEP Participation Agreement and supersede any contrary provisions in the Plan. If this Article 15 applies, then the Plan shall be a multiple employer plan as described in Code §413(c). In this case, the Employer and each Participating Employer acknowledge that the Plan is a multiple employer plan subject to the rules of Code §413(c) and the Regulations thereunder, which are hereby incorporated by reference, and specific annual reporting requirements.

Section 15.02 PARTICIPATING EMPLOYER ELECTIONS

The MEP Participation Agreement must identify the Participating Employer and the covered Employees and provide for the Participating Employer's signature. In addition, in the MEP Participation Agreement, the Plan Sponsor shall specify which elections, if any, the Participating Employer can modify, and any restrictions on the modifications. Any such modification shall apply only to the employees of that Participating Employer. The Participating Employer shall make any such modification by selecting the appropriate option on its MEP Participation Agreement. To the extent that the MEP Participation Agreement does not permit modification of an election, any attempt by a Participating Employer to modify the election shall have no effect on the Plan and the Participating Employer is bound by the Plan terms. If a Participating Employer does not make any permissible MEP Participation Agreement election modifications, then with regard to any election, the Participating Employer is bound by the defaults provided in the MEP Participation Agreement.

Section 15.03 ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

Contributions and Forfeitures will only be allocated to Participants employed by such Participating Employer. Forfeitures of amounts attributable to a Participating Employer will only be used for the benefit of the Participants of such Participating Employer.

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

Section 15.04 HIGHLY COMPENSATED EMPLOYEE STATUS

Status as a Highly Compensated Employee shall be determined separately with respect to each Participating Employer.

Section 15.05 TESTING

(a) Separate status. The Plan Administrator shall perform the tests listed below separately for each Participating Employer, with respect to the Employees of that Participating Employer. For this purpose, the Employees of a Participating Employer, and their allocations and accounts, shall be treated as though they were in separate plan. Any correction action, such as additional contributions or corrective distributions, shall only affect the Employees of the Participating Employer. The tests subject to this separate treatment are:

(1) The ADP test.

(2) The ACP test.

(3) Nondiscrimination testing as described in Code §401(a)(4) and the applicable Regulations.

(4) Coverage testing as described in Code §410(b) and the applicable Regulations.

(b) Joint status. The Plan Administrator shall perform the following tests for the Plan as whole, without regard to employment by a particular Participating Employer:

(1) Applying the Code §415 limitation.

(2) Applying the Code §402(g) limitation.

(3) Applying the limit on Catch-Up Contributions.

Section 15.06 TOP HEAVY PROVISIONS

The Plan will apply the provisions of Article 11 separately to each Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy. For purposes of applying this Article to a Participating Employer, the Participating Employer and any business which is related to that Participating Employer shall be the "Employer" for purposes of Article 11, and the terms "Key Employee" and "Non-Key Employee" shall refer only to the Employees of that Participating Employer. If such a Participating Employer's separate plan is top-heavy, then:

(a) Highest contribution rate. The Plan Administrator shall determine the highest Key Employee contribution rate under Article 11 by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(b) Top-heavy minimum allocation. The Plan Administrator shall determine the amount of any required top-heavy minimum allocation separately for that separate plan under Article 11; and

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

(c) Plan Which Will Satisfy. The Participating Employer shall make any additional contributions Article 11 requires.

Section 15.07 COMPENSATION

(a) Separate determination. For the following purposes, a Participant's Compensation shall be determined separately for each Participating Employer:

(1) Nondiscrimination and coverage. All of the separate tests listed in Section 15.06(a).

(2) Top-heavy. Application of the top-heavy rules in Article 11.

(3) Allocations. Application of allocations under Article 4.

(4) HCE determination. The determination of an Employee's status as a Highly Compensated Employee.

(b) Joint status. For all Plan purposes other than those described in Section 15.08(a), including but not limited to determining the Code §415 limits, Compensation includes all Compensation paid by or for any Participating Employer.

Section 15.08 SERVICE

An Employee's service includes all Hours of Service and Years of Service with any and all Participating Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not separated from service or had a severance from employment.

Section 15.09 REQUIRED MINIMUM DISTRIBUTIONS

If a Participant is a more than 5% Owner (under Code §416(i)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 1/2, then the Participant's "required beginning date" shall be the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

Section 15.10 COOPERATION AND INDEMNIFICATION

(a) Cooperation. Each Participating Employer agrees to timely provide all information the Plan Administrator deems necessary to insure the Plan is operated in accordance with the requirements of the Code and ERISA and will cooperate fully with the Plan Sponsor, the Plan, the Plan fiduciaries and other proper representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to employees of the Participating Employer, which are reasonably required to maintain the tax-qualified status of the Plan.

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

(b) Indemnity. Each Participating Employer will indemnify and hold harmless the Plan Administrator, the Plan Sponsor and its subsidiaries; officers, directors, shareholders, employees, and agents of the Plan Sponsor; the Plan; the Trustees, Fiduciaries, Participants and Beneficiaries of the Plan, as well as their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney's fees and costs, whether or not suit is brought, as well as IRS plan disqualifications, other sanctions or compliance fees or DOL fiduciary breach sanctions and penalties) arising out of or relating to the Participating Employer's noncompliance with any of the Plan's terms or requirements; any intentional or negligent act or omission the Participating Employer commits with regard to the Plan; and any omission or provision of incorrect information with regard to the Plan which causes the Plan to fail to satisfy the requirements of a tax-qualified plan.

Section 15.11 INVOLUNTARY TERMINATION

Unless the Plan Sponsor provides otherwise in an addendum hereto, the Plan Sponsor shall have the power to terminate the participation of any Participating Employer (hereafter "Terminated Employer") in this Plan. If and when the Plan Sponsor wishes to exercise this power, the following shall occur:

(a) Notice. The Plan Sponsor shall give the "Terminated Employer" a notice of the Plan Sponsor’s intent to terminate the "Terminated Employer's" status as a Participating Employer of the Plan. The Plan Sponsor will provide such notice not less than thirty (30) days prior to the date of termination unless the Plan Sponsor determines that the interest of Plan Participants requires earlier termination.

(b) Spin-off. The Plan Sponsor shall establish a new defined contribution plan, using the provisions of this Plan with any modifications contained in the "Terminated Employer's" MEP Participation Agreement, as a guide to establish a new defined contribution plan (the "spin-off plan"). The Plan Sponsor will direct the Trustee to transfer (in accordance with the rules of Code §414(l)) the Accounts of the Employees of the "Terminated Employer" to the "spin-off plan." The "Terminated Employer" shall be the Employer, Plan Administrator, and sponsor of the "spin-off plan." The Trustee of the "spin-off plan" shall be the person or entity designated by the "Terminated Employer," or, in the absence of any such designation, the chief executive officer of the "Terminated Employer." If state law prohibits the "Terminated Employer" from serving as Trustee, the Trustee is the president of a corporate "Terminated Employer," the managing partner of a partnership "Terminated Employer," the managing member of a limited liability Participating Employer "Terminated Employer," the sole proprietor of a proprietorship "Terminated Employer," or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. However, the Plan Sponsor shall have the option to designate an appropriate financial institution as Trustee instead if necessary to protect the interest of the Participants. The Plan Sponsor shall have the authority to charge the "Terminated Employer" or the Accounts of the Employees of the "Terminated Employer" a reasonable fee to pay the expenses of establishing the "spin-off plan."

(c) Alternative. The "Terminated Employer," in lieu of creation of the "spin-off plan" under (b) above, has the option to elect a transfer alternative in accordance with this Subsection (c).

(1) Election. To exercise the option described in this Subsection, the "Terminated Employer" must inform the Plan Sponsor of its choice, and must supply any reasonably required documentation as soon as practical. If the Plan Sponsor has not received notice of a "Terminated Employer's" exercise of this option within ten (10) days prior to the stated date of termination, the Plan Sponsor can choose to disregard the exercise and proceed with the Spin-off.

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

(2) Transfer. If the "Terminated Employer" selects this option, the Plan Administrator shall transfer (in accordance with the rules of Code §414(l)) the Accounts of the Employees of the "Terminated Employer" to a qualified plan the "Terminated Employer" maintains. To exercise this option, the "Terminated Employer" must deliver to the Plan Sponsor or Plan Administrator in writing the name and other relevant information of the transferee plan and must provide such assurances that the Plan Administrator shall reasonable require to demonstrate that the transferee plan is a qualified plan.

(d) Participants. The Employees of the "Terminated Employer" shall cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the "Terminated Employer," effective as of the date of termination. To the extent that these Employees have accrued but unpaid contributions as of the date of termination, the "Terminated Employer" shall pay such amounts to the Plan or the "spin-off plan" no later than thirty (30) days after the date of termination, unless the "Terminated Employer" effectively selects the Transfer option under Subsection (c)(2) above.

(e) Consent. By its signature on the MEP Participation Agreement, the Terminated Employer specifically consents to the provisions of this Article and agrees to perform its responsibilities with regard to the "spin-off plan," if necessary.

Section 15.12 VOLUNTARY TERMINATION

A Participating Employer (hereafter "withdrawing employer") may voluntarily withdraw from participation in this Plan at any time. If and when a "withdrawing employer" wishes to withdraw, the following shall occur:

(a) Notice. The "withdrawing employer" shall inform the Plan Sponsor and the Plan Administrator of its intention to withdraw from the Plan. The Withdrawing Employer must give the notice not less than thirty (30) days prior to the effective date of its withdrawal.

(b) Procedure. The "withdrawing employer" and the Plan Sponsor shall agree upon procedures for the orderly withdrawal of the "withdrawing employer" from the plan. Such procedures may include any of the optional spin-off or transfer options described in Section 15.12.

(c) Costs. The "withdrawing employer" shall bear all reasonable costs associated with withdrawal and transfer under this Section.

(d) Participants. The Employees of the "withdrawing employer" shall cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the "withdrawing employer," effective as of the effective date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of the effective date of withdrawal, the "withdrawing employer" shall contribute such amounts to the Plan or the "spin-off plan" promptly after the effective date of withdrawal, unless the accounts are transferred to a qualified plan the "withdrawing employer" maintains.

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ARTICLE 15 MULTIPLE EMPLOYER PROVISIONS

Section 15.13 REMOVAL OF PLAN ADMINSTRATOR, PLAN SPONSOR, OR TRUSTEE

Notwithstanding the provisions of Article 12, in the event the Plan Administrator, Plan Sponsor, or Trustee resigns or is removed by a majority vote taken by Participating Employers, the Participating Employers shall designate another person to serve as Plan Administrator, Plan Sponsor, or Trustee.

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Execution Page

EXECUTION PAGE

The undersigned agree to be bound by the terms of this Plan document and acknowledge receipt of same. The parties have caused this Plan to be executed this _______ day of ________________, 2015.

Erisa Wise, Llc:

Signature:

Print Name:

Title/Position:

TRUSTEE:

ERISA Wise, LLC

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IN-PLAN ROTH TRANSFERS ADDENDUM

IN-PLAN ROTH TRANSFERS ADDENDUM

Effective January 1, 2015 the Plan shall allow Participants to elect to transfer any amount not otherwise distributable under the Plan to a designated Roth Elective Deferral Account (or subaccount) maintained for the Participant within the Plan. The Plan shall not be treated as violating the provisions of Code sections 401(k)(2)(B)(i) solely by reason of such transfer. Amounts transferred will retain the restrictions on distribution the Account had before such transfer.

This Amendment is intended as good faith compliance with the requirements of the American Taxpayer Relief Act of 2012 and IRS Notice 2013-74 and is to be construed in accordance with the same.

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